UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.__)

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☐ Soliciting Material Pursuant to §240.14a-12.

AMERICAN RAILCAR INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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100 Clark Street, St. Charles, Missouri 63301
www.americanrailcar.com
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 9, 2015
_______________

To Our Shareholders:

The Annual Meeting of Shareholders (the Annual Meeting) of American Railcar Industries, Inc. (the Company) will be held beginning at 1:00 p.m., local time, on June 9, 2015 at Embassy Suites, 2 Convention Center Plaza, St. Charles, Missouri 63303 for the following purposes:

1.	To elect seven directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To vote on a nonbinding advisory resolution to approve our executive compensation.

3.	To vote on a resolution to approve our 2005 Equity Incentive Plan, as amended and restated.
4.  To transact such other business as may properly come before the meeting or any adjournment thereof.

These items are more fully described in the proxy statement. Our Board of Directors has fixed April 20, 2015 as the record date. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of shareholders will be open for inspection by any shareholder at the Company's principal executive office, 100 Clark Street, St. Charles, Missouri 63301, for the purpose of communicating with other shareholders concerning the Annual Meeting beginning two business days after this proxy is made available to shareholders and continuing through the Annual Meeting. Such list will also be available for inspection at the Annual Meeting.

This booklet includes the formal notice of the meeting and the proxy statement. Pursuant to the rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on a website referenced in the Notice or request a printed or e-mailed set of the proxy materials. Instructions regarding how to access the proxy materials over the Internet or to request a printed or e-mailed copy may be found in the Notice. In addition, shareholders may request proxy materials in printed or e-mailed form by mail, telephone or electronically by email on an ongoing basis.

All shareholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the Annual Meeting, you are urged to cast your vote as promptly as possible by proxy over the Internet by following the instructions provided in the Notice, by telephone or by requesting a paper proxy card to sign, date and return by mail. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person, if they so desire.

By Order of the Board of Directors

/s/ Jeffrey S. Hollister

Jeffrey S. Hollister
President and Chief Executive Officer

April 30, 2015
St. Charles, Missouri

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible. Even if you have given your proxy, the proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the meeting.
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE COMPANY’S ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 9, 2015: This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of Internet Availability of Proxy Materials, the Proxy Statement, the Company’s Annual Report for the fiscal year ended December 31, 2014 and the Proxy Card are available for viewing, printing, and downloading at www.proxyvote.com.
If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 26, 2015 to facilitate timely delivery.

American Railcar Industries, Inc.

Proxy Statement

_______________

PROXY STATEMENT
2015 ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 9, 2015
_______________
General
This proxy is solicited on behalf of the board of directors of American Railcar Industries, Inc. (the Company, ARI, we, us or our) for use at the Annual Meeting of Shareholders to be held on June 9, 2015 (the Annual Meeting), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Embassy Suites, 2 Convention Center Plaza, St. Charles, Missouri 63303. This proxy statement, the Notice of Internet Availability of Proxy Materials, the Notice of Annual Meeting, the proxy card and the Annual Report to shareholders will be first made available to you on or about April 30, 2015.
Record Date, Stock Ownership and Voting
Only shareholders of record at the close of business on April 20, 2015 will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of that date, there were outstanding and entitled to vote 21,352,297 shares of our common stock, par value $0.01 per share (Common Stock). Each shareholder is entitled to one vote for each share of Common Stock on each matter properly brought before the Annual Meeting. Shares represented by the proxy, if properly executed and received by the Company prior to the Annual Meeting, will be voted at the Annual Meeting and at any adjournment or postponement thereof in the manner specified, or, if not specified, “FOR” the election of the seven nominees for director, “FOR” the advisory resolution to approve our executive compensation and “FOR” the resolution to approve our 2005 Equity Incentive Plan, as amended and restated. If any other matters shall properly come before the Annual Meeting, the proxy will be voted by the proxies in accordance with their best judgment.
The presence, in person or by proxy, of the holders of record of a majority of the shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A majority of the votes properly cast will adjourn the Annual Meeting, whether or not a quorum is present.
The proxy card provides space for a shareholder to vote “FOR” or “AGAINST”, or to "ABSTAIN" with respect to (i) each candidate for election to the Company's board of directors, (ii) the advisory resolution to approve our executive compensation and (iii) the resolution to approve our 2005 Equity Incentive Plan, as amended and restated. To be elected, a candidate must receive the affirmative vote of at least a majority of the votes cast “FOR” or “AGAINST” the candidate’s election. Similarly, to be approved, the advisory resolution on executive compensation and the resolution to approve our 2005 Equity Incentive Plan, as amended and restated must receive the affirmative vote of at least a majority of the votes cast "FOR" or "AGAINST" for each such proposal.
Votes cast by proxy or in person at the Annual Meeting will be tabulated by an inspector of elections appointed by the Company for the Annual Meeting. The inspector of elections will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum. However, abstentions will have no effect on the outcome of the vote for the election of directors or the vote to approve our executive compensation on an advisory basis. Broker non-votes (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on the matter) are not considered as shares voting or as votes cast with respect to any matter presented at the Annual Meeting and will have no effect on the outcome of any matter.
Revocability of Proxies
Any proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation, by executing a proxy bearing a later date or by attending the Annual Meeting and voting in person. Our executive office is located at 100 Clark Street, St. Charles, Missouri 63301.

Costs of Solicitation
All costs of our solicitation of proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by telephone, telegram, or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

At the Annual Meeting seven directors are to be elected who shall hold office until the next Annual Meeting of Shareholders. We list below certain biographical and other information concerning each of our nominees for director. Our board of directors has nominated each of our current directors for re-election as directors.

The size of our board of directors is currently set at nine although there are currently two existing vacancies. Our board of directors has not nominated candidates to fill these vacancies, as it is currently considering whether to fill such vacancies, to reduce the size of the board, or to take other action with respect to the size of the board. As a result, there are seven nominees for election as directors at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the seven nominees named in this proxy statement.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of each of the seven nominees listed below. All nominees have consented to serve as directors if elected, but if any of them should decline or be unable to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present board of directors to fill the vacancy. The term of office of each person elected as a director will continue until our next Annual Meeting of Shareholders or until a successor has been duly elected and qualified.

The Board of Directors unanimously recommends you vote "FOR" the election of each of the seven nominees to the Board of Directors set forth below.

Set forth below is certain biographical information regarding the nominees as of April 30, 2015.

Name	Age	Position	Director Since
SungHwan Cho	41	Chairman of the Board	2011
James C. Pontious *	76	Director	2006
J. Mike Laisure *	63	Director	2006
Harold First **	78	Director	2007
Hunter Gary ***	40	Director	2008
Andrew Roberto	29	Director	2014
Courtney Mather ***	38	Director	2014

*    Member of the Audit Committee
**    Chair of the Audit Committee
***    Member of the Compensation Committee

Director Qualification Standards

We will only consider as candidates for director individuals who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders.  In evaluating candidates for nomination as a director, our board of directors may consider all factors it deems relevant, including current or recent experience as a leader of another major complex organization; business and financial expertise; experience as a director of a public company; current or prior railcar and/or manufacturing industry experience; independence; diversity and the extent to which the candidate would fill a present need on the board of directors.  In addition, in composing a well-rounded board of directors, we look for those individuals who would bring a variety of complementary skills to allow formation of a board of directors that possesses the appropriate skills and experience to oversee our management team and our business.  Listed below are our director nominees and their biographies and, for each director, we summarize why that director has been chosen to serve on our board of directors.
Directors and Nominees

SungHwan Cho. Mr. Cho has served on our board of directors since June 2011 and as chairman of the board since July 2014. Mr. Cho has served as Chief Financial Officer of Icahn Enterprises G.P. Inc. (Icahn Enterprises GP), the general partner of Icahn Enterprises L.P. (IELP), a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, and Icahn Enterprises Holdings L.P. (IEHLP), since March 2012 and as a director since September 2012. Prior to that time, he was Senior Vice President and previously Portfolio Company Associate at IELP and IEHLP since October 2006. From 2004 to 2006, Mr. Cho served as Director of Finance for Atari,

Inc., a publisher of interactive entertainment products. From 1999 to 2002, Mr. Cho served as Director of Corporate Development and Director of Product Development at Talk America, a telecommunications provider to small business and residential customers. From 1996 to 1999, he was an investment banker at Salomon Smith Barney in New York and Tokyo.

Mr. Cho has been a director of American Railcar Leasing, LLC (ARL), a lessor and seller of specialized railroad tank and covered hopper railcars, since September 2013; CVR Refining GP, LLC, the general partner of CVR Refining, LP (CVR Refining), a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since January 2013; CVR Energy, Inc. (CVR Energy), an independent petroleum refiner and marketer of high value transportation fuels, since May 2012; CVR GP, LLC, the general partner of CVR Partners LP (CVR Partners), a nitrogen fertilizer company, since May 2012; Federal-Mogul Corporation (Federal-Mogul), a supplier of automotive powertrain and safety components, since May 2012; XO Holdings, LLC (XO Holdings), a competitive provider of telecom services, since August 2011; WestPoint Home, LLC (WestPoint Home), a home textiles manufacturer, since January 2008; PSC Metals, Inc. (PSC Metals), a metal recycling company, since December 2006; and Viskase Companies, Inc. (Viskase Companies), a metal casing company, since November 2006. Mr. Cho was previously a director of Take-Two Interactive Software, Inc., a publisher of interactive entertainment products, from April 2010 until November 2013. With respect to each aforementioned company, Mr. Carl Icahn, our principal beneficial shareholder through IELP, directly or indirectly, either (i) controls or at such time controlled such company or (ii) has, or at such time had, an interest in such company through the ownership of securities. Mr. Cho received a B.S. in Computer Science from Stanford University and an M.B.A from New York University, Stern School of Business.

The board of directors has concluded that Mr. Cho should serve as a director and as chairman of our board of directors because of his significant experience in leadership roles as director of various companies, as discussed above. In particular, his service as the Chief Financial Officer of IELP and IEHLP enables him to understand the complex business and financial issues that ARI may face.

James C. Pontious.  Mr. Pontious has served on our board of directors and as a member of our audit committee since January 2006. Since May 2005, Mr. Pontious has been a railroad industry consultant in the areas of business development, acquisition and investment for various clients focused on the rail industry, including Wabtec Corporation (Wabtec), a public company that supplies air brakes and other equipment for locomotives, freight railcars and passenger transit vehicles. Mr. Pontious served Wabtec as Vice President of Special Projects for Business Development from January 2003 through April 2005 and as Vice President of Sales and Marketing from April 1990 to January 2003. Mr. Pontious also served as Vice President of Sales and Marketing at New York Air Brake Company, a unit of General Signal Corporation, from 1977 to 1990 and was a trustee/director of the Watertown Savings Bank from 1979 to 1990. Prior to this, Mr. Pontious served the Pullman-Standard division of Pullman, Inc., a freight and passenger railcar manufacturer, from 1961 to 1977 in various management positions in the areas of sales, marketing and operations. Mr. Pontious has served as a director of the Intermodal Transportation Institute at the University of Denver and as chairman of the Passenger Transportation Committee of the Railway Progress Institute in Washington DC. Mr. Pontious holds a B.B.A. from the University of Minnesota.

The board of directors has concluded that Mr. Pontious should serve as a director and a member of our audit committee because of his significant experience in the rail industry and his business development and financial background. Mr. Pontious’ experience with a rail industry supplier provides a unique perspective and insight to us as a railcar manufacturer. Mr. Pontious also has significant business experience and has held leadership roles in various companies, as discussed above, that provide an insight beyond that of the rail industry.

J. Mike Laisure.  Mr. Laisure has served on our board of directors and as a member of our audit committee since January 2006. Since 2007, Mr. Laisure has served as Chief Executive Officer of Fluid Routing Solutions (FRS), an automotive supplier that designs and manufactures fluid and fuel handling systems, which was formerly known as Mark IV Industries.  FRS filed for bankruptcy protection under Chapter 11 in February 2009 and emerged from Chapter 11 in March 2009.  In March 2012, Mr. Laisure sold all of his interests in FRS to ParkOhio Industries, Inc. From December 2006 through July 2007, Mr. Laisure served as President of Delco Remy, Inc., a manufacturer of starters, alternators and rotating electrics for the automotive, commercial vehicle and off-highway markets. Since May 2005, Mr. Laisure has been consulting as an independent contractor for the automotive and industrial manufacturing space. Prior to this, he spent 32 years in various corporate accounting, sales, engineering and operational positions with Dana Holding Corporation (Dana), a publicly held corporation that designs, manufactures and supplies vehicle components and technology, and its predecessors. Mr. Laisure served as President of Dana’s Automotive Systems Group from March 2004 to May 2005. From December 2001 to February 2004, Mr. Laisure served as President of Dana’s Engine and Fluid Management Group and, from December 1999 to November 2001, he served as President of Dana’s Fluid Management Group. In addition, he served on the board of directors of various Dana joint ventures, including joint ventures in Germany, Indonesia, Mexico and Turkey. Mr. Laisure served as director of finance of P.T. Spicer Indonesia, a manufacturer of axles and driveshafts, from 1982 to 1984. He served as accountant, internal auditor and controller at Perfect Circle, a manufacturer of automotive engine components, from 1973 to 1981. Also, Mr. Laisure has been a director of Federal-Mogul, a supplier of automotive powertrain and safety components, since February 2008. Mr. Carl Icahn holds a controlling interest in Federal Mogul. Mr. Laisure received a B.A. in Accounting from Ball State University and an M.B.A. from Miami (Ohio) University, and has completed the Harvard University Advanced Management Program.

The board of directors has concluded that Mr. Laisure should serve as a director and a member of our audit committee because of his significant business experience and leadership roles in the manufacturing industry, as discussed above. Mr. Laisure also has extensive accounting and finance experience, as well as experience with joint ventures in the manufacturing industry.

Harold First. Mr. First has served on our board of directors and as a member of our audit committee since January 2007. Mr. First has been an independent financial consultant since January 1993. Since November 2007, Mr. First has been a director of Lexington Realty Trust, a New York Stock Exchange (NYSE) traded real estate investment trust that merged with Newkirk Realty Trust, Inc. (Newkirk), another NYSE traded real estate investment trust, on December 31, 2006. Mr. First was a director of Newkirk from March 2006 to December 2006. Mr. First was a director of WestPoint Home, a home textiles manufacturer, from November 2005 to December 2011, XO Holdings, a competitive provider of telecom services, from April 2010 to July 2011, GB Holdings, Inc. (GB Holdings), which owned an interest in Atlantic Coast Holdings, Inc., the former owner and operator of The Sands Hotel and Casino in Atlantic City, from January 2006 to December 2006, and PANACO Inc., an oil and gas-drilling firm, from September 1997 to December 2003. With respect to WestPoint Home, XO Holdings, and GB Holdings, Mr. Carl Icahn, directly or indirectly, either (i) at such time controlled such company or (ii) at such time had an interest in such company through the ownership of securities. Mr. First is a Certified Public Accountant and holds a B.S. from Brooklyn College.

The board of directors has concluded that Mr. First should serve as a director and as chair of our audit committee because of his significant business experience as well as his experience as a director in various companies, as discussed above. In particular, Mr. First’s financial and accounting experience provides leadership and insight to our audit committee.

Hunter Gary. Hunter C. Gary has served on our board of directors since January 2008. Mr. Gary has served as Senior Vice President of IELP, a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, since November 2010.  At IELP, Mr. Gary is responsible for monitoring portfolio company operations, implementing operational value enhancement as well as leading the real estate segment.  Prior to that time, Mr. Gary was employed by Icahn Associates Corporation (Icahn Associates), an affiliate of IELP, in various roles since June 2003, most recently as the Chief Operating Officer of Insight Portfolio Group LLC (Insight Portfolio Group and formerly Icahn Sourcing LLC). Mr. Gary has been a director of Herbalife Ltd., a nutrition company, since April 2014; Cadus Corporation (Cadus), a company engaged in the acquisition of real estate for renovation or construction and resale, since February 2014, and as President and Chief Executive Officer of Cadus since March 2014; Federal-Mogul, a supplier of automotive powertrain and safety components, since October 2012; Viskase Companies, a meat casing company, since August 2012; PSC Metals, a metal recycling company, since May 2012; XO Holdings, a competitive provider of telecom services, since September 2011; Tropicana Entertainment, Inc. (Tropicana Entertainment), since March 2010 and Tropicana Entertainment Cayman Holdings Co. Ltd. since January 2011, companies that are primarily engaged in the business of owning and operating casinos and resorts; Voltari Corporation (f/k/a Motricity), a mobile data services provider, since October 2007; and WestPoint Home, a home textiles manufacturer, since June 2007. With respect to each aforementioned company, Mr. Carl Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. Mr. Gary is married to Mr. Carl Icahn's wife's daughter. Mr. Gary received his B.S. with senior honors from Georgetown University as well as a certificate of executive development from Columbia Graduate School of Business.

The board of directors has concluded that Mr. Gary should serve as a director because of his extensive experience in dealing with operations matters for a variety of companies, which, in addition to his service on other boards, enables him to advise our board of directors on a range of matters including operations and oversight.

Andrew Roberto. Mr. Roberto has served on our board of directors since February 2014 and has been an analyst at IELP, a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, since May 2012. Mr. Roberto is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for IELP. Prior to joining IELP, Mr. Roberto served as a research analyst at RBS Securities covering the automotive, industrial, coal, homebuilding and building products sectors as a member of the high yield and distressed debt trading team. Mr. Roberto has also been a director of: CVR Energy, a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since February 2014; CVR Partners, a nitrogen fertilizer company, since February 2014; WestPoint Home, a home textiles manufacturer, since February 2014; Viskase Companies, a metal casing company, since February 2014; and Voltari Corporation (f/k/a Motricity), a mobile data services provider, since August 2014. With respect to each aforementioned company, Mr. Carl Icahn, directly or indirectly, either (i) controls or at such time controlled such company or (ii) has an interest in such company through the ownership of securities. Mr. Roberto received his B.A. in Economics from Williams College.

The board of directors has concluded that Mr. Roberto should serve as a director because of his financial and business experience in various companies, as discussed above.

Courtney Mather. Mr. Mather has served on our board of directors since July 2014 and has served as a Managing Director of Icahn Capital LP (Icahn Capital), the entity through which Mr. Carl Icahn manages investment funds, since April 2014. Mr. Mather is responsible for identifying, analyzing, and monitoring investment opportunities and portfolio companies for Icahn Capital. Prior to joining Icahn Capital, Mr. Mather was Managing Director at Goldman Sachs & Co, where he served in various investment roles from 1998 to 2012.  Mr. Mather has been a director of: CVR Refining, an independent downstream energy limited partnership, since May 2014; CVR Energy, a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since May 2014; and the Loan Syndications and Trading Association (LSTA), an organization that develops policies and market practices with firms transacting in loans and related claims, in 2011, CVR Refining and CVR Energy are each indirectly controlled by Mr. Carl Icahn.  Mr. Mather received a B.A. from Rutgers College and attended the United States Naval Academy.

The board of directors has concluded that Mr. Mather should serve as a director because of his significant business and financial experience and leadership roles in various companies, as discussed above.

CORPORATE GOVERNANCE
Board of Directors’ Meetings and Committees

Our board of directors held nine meetings during the fiscal year ended December 31, 2014.

All of our directors are informed of the Annual Meeting and are encouraged to attend. No member of our board of directors attended our 2014 Annual Meeting of Shareholders.

Our board of directors has a standing audit committee and a standing compensation committee. We have established in the past, and may establish in the future special committees under the direction of the board of directors when necessary to address specific issues.

During 2014, each director attended at least 75% of the meetings of the board of directors and each committee on which he served.

Director Independence and Controlled Company Status

Our Common Stock is listed on the Global Select Market of the NASDAQ Stock Market LLC (NASDAQ) and NASDAQ’s requirements relating to director independence apply to us. Our board of directors has determined that three of our current directors, Messrs. First, Pontious and Laisure, each of whom is also a nominee for director at the Annual Meeting, are independent under NASDAQ rules. Each of Mr. Cho, Mr. Gary, Mr. Mather, and Mr. Roberto, as well as Mr. Carl Icahn and Mr. Brett Icahn, who served on our board for part of the fiscal year ended December 31, 2014, are employed by and/or are otherwise affiliated with Mr. Carl Icahn, our principal beneficial shareholder through IELP, or entities controlled by Mr. Carl Icahn.

Our board of directors considered several factors in determining that Messrs. First, Pontious and Laisure are independent. As to Mr. First, the directors’ analysis included consideration of (i) his past employment, from November 1990 to January 1993, as Chief Financial Officer of Icahn Holding Corporation, an affiliate of Mr. Carl Icahn and (ii) his past directorships of various public and private companies affiliated with Mr. Carl Icahn. As to Mr. Laisure, the directors' analysis included consideration of his directorship of Federal-Mogul, which is an affiliate of Mr. Carl Icahn, from 2008 to the present. Our board of directors did not assign any particular weight or importance to any one of these factors but considered them as a whole. After considering all relevant factors, our board of directors concluded that none of Messrs. First, Pontious and Laisure had any relationship that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director, and that each of them satisfied NASDAQ’s independence requirements.

During 2014 and through the date of this proxy statement, Mr. Carl Icahn, our principal beneficial shareholder through IELP, controlled more than 55% of the voting power of our Common Stock. See “Security Ownership of Certain Beneficial Owners and Management,” below, for further details regarding Mr. Carl Icahn’s beneficial ownership of, and control over, shares of our Common Stock. Consequently, we are a "controlled company" under applicable NASDAQ rules. Under these rules, a controlled company may elect not to comply with certain NASDAQ corporate governance requirements, including requirements that: (i) a majority of the board of directors consist of independent directors; (ii) director nominees be selected or recommended for selection by a majority of the independent directors or by a nominating committee composed solely of independent directors; and (iii) compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors.

We have elected to use these exemptions and we currently intend to continue to take advantage of these exemptions for so long as we continue to be a controlled company. As a result, (i) we do not have a majority of independent directors on our board, (ii) we do not have a nominating committee or a nominating committee charter, and (iii) our compensation committee does not satisfy NASDAQ’s corporate governance requirements applicable to compensation committees of non-controlled companies and does not have a charter.

Board of Directors Leadership Structure

Our leadership structure separates the positions of chairman of the board of directors and Chief Executive Officer. Mr. SungHwan Cho serves as the chairman of our board of directors and Mr. Jeffrey S. Hollister serves as our President and Chief Executive Officer. Mr. SungHwan Cho is responsible for organizing the board of directors and setting its agenda and priorities. Mr. Hollister reports to our board of directors, including Mr. SungHwan Cho, and is responsible for our day-to-day operations including, but not limited to, oversight of our business operations and management team. We believe that this leadership structure is appropriate as it enhances our corporate governance and company oversight by separating responsibilities between the chairman of our board of directors and our Chief Executive Officer.

Board of Directors Role in Risk Oversight

Our board of directors oversees our risk management practices.  The risk oversight function is administered principally through the division of responsibility within the board of directors' committee structure, with each subcommittee of the board being responsible for overseeing risk within its area of responsibility. Our management, together with management representatives of the relevant functional areas (for example, internal audit, operational management, human resources, etc.), reviews and assesses the operations of our business as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations. These risks include strategic, financial, competitive, operational and compliance risks. Our Chief Executive Officer and Chief Financial Officer each provide reports concerning these risks directly to the board of directors or its committees, as appropriate.

Director Nominations

Other than the qualities noted under “Director Qualification Standards” above, we do not maintain a formal policy with respect to the review of potential nominees to our board of directors. All of the members of our board of directors participate in the review of potential nominees to our board of directors for the qualities noted under “Director Qualification Standards” above. Our board of directors has determined that, given the importance of the director nomination process, the entire board of directors should participate in the evaluation of potential board members. As a result of his control of a majority of our outstanding Common Stock, Mr. Carl Icahn may control the election of all of the members of our board of directors. Our board of directors has therefore deemed it appropriate not to form a standing nominating committee because the influence exercisable by Mr. Carl Icahn in the nomination and election process would make a separate process superfluous in light of Mr. Carl Icahn’s and our board of directors’ review of potential nominees.

Our board of directors may consider candidates recommended by shareholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. In general, persons recommended by shareholders will be considered on the same basis as candidates from other sources. If a shareholder wishes to recommend a candidate for director for election at the 2016 Annual Meeting of Shareholders, it must follow the procedures described below in “Shareholder Proposals and Nominations for Director.”

Shareholder Communications with Directors

Shareholders may contact the Company’s board of directors by writing to them c/o Investor Relations, American Railcar Industries, Inc., 100 Clark Street, St. Charles, Missouri 63301. All communications addressed to the board of directors will be delivered to the Company’s board of directors. If shareholders desire, they may contact individual members of our board of directors, our independent directors as a group, or a particular committee of our board of directors by appropriately addressing their correspondence to the same address. In each case, such correspondence will be delivered to the appropriate director(s).

Audit Committee

Our audit committee meets formally at least once every quarter and more often if necessary. Our board of directors has adopted a written charter for our audit committee. That charter conforms to applicable rules and regulations of the Securities and Exchange Commission (SEC) and NASDAQ. A copy of the audit committee charter is publicly available on our website at www.americanrailcar.com under the heading “Investor Relations - Corporate Governance - Corporate Governance Overview.”

Messrs. First, Pontious and Laisure are currently the members of our audit committee, with Mr. First serving as chairman of the committee. Our board of directors has determined that Mr. First qualifies as an audit committee financial expert, as that term is defined by applicable SEC rules, and that he satisfies NASDAQ’s financial sophistication standards. Our board of directors has also determined that Messrs. First, Laisure and Pontious are independent under applicable SEC and NASDAQ rules.

Our audit committee held ten meetings during the fiscal year ended December 31, 2014, which includes six special committee meetings.

Our audit committee is responsible for oversight of the qualifications, independence, appointment, retention, compensation and performance of the Company’s independent registered public accounting firm and for assisting our board of directors in monitoring the Company’s financial reporting process, accounting functions and internal controls. It also is responsible for oversight of whistle-blowing procedures, approving transactions with related persons and certain other compliance matters.
Independent Registered Public Accounting Firm

We engaged Grant Thornton LLP (Grant Thornton) as our independent registered public accounting firm during the fiscal years ended December 31, 2014 and 2013. The decision to engage Grant Thornton during those years was unanimously approved by our audit committee. The audit committee intends to appoint Grant Thornton to audit our consolidated financial statements for the fiscal year ended December 31, 2015, subject to satisfactory negotiations regarding fees and services. A representative of Grant Thornton is expected to be present, in person or telephonically, at our Annual Meeting, and he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.
Fees Billed by Independent Registered Public Accounting Firm

Audit Fees.  We incurred $915,394 and $899,289 in audit fees and expenses for the fiscal years ended December 31, 2014 and 2013, respectively, from Grant Thornton. We include in the category of audit fees those fees billed by our independent registered public accounting firm for professional services rendered for the audit of our consolidated financial statements, the quarterly reviews associated with the filing of our Form 10-Q reports with the SEC, fees associated with testing our internal controls over financial reporting and other related services that are normally provided in connection with such statutory and regulatory filings.

Audit-Related Fees.  We did not incur any fees from Grant Thornton for audit-related services for the fiscal years ended December 31, 2014 and 2013.

Tax Fees.  We did not incur any fees from Grant Thornton for tax compliance, tax advice or tax planning services in the fiscal years ended December 31, 2014 and 2013.

All Other Fees.  We did not incur any other fees from Grant Thornton in the fiscal years ended December 31, 2014 and 2013.

The audit committee has considered whether the provision of non-audit services by its independent registered public accounting firm is compatible with maintaining auditor independence and has determined that the provision of such services is compatible.
Audit Committee Policy on Pre-Approval of Services

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The audit committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Report

In connection with the issuance of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the audit committee:

1.	Reviewed and discussed with management the Company’s audited financial statements as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012;

2.
Discussed with Grant Thornton the matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by Public Company Accounting Oversight Board (PCAOB) in Rule 3200T; and

3.
Received from Grant Thornton the written disclosures regarding Grant Thornton's independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Grant Thornton its independence.

Based on the review and discussions referred to in paragraphs numbered (1) - (3) above, the audit committee recommended to our board of directors that the audited financial statements as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

Harold First, Chairman
James C. Pontious
J. Mike Laisure
Compensation Committee

We established our compensation committee to review and approve our compensation policies and arrangements. Messrs. Gary and Mather are the current members of our compensation committee. Our board of directors appointed Mr. Mather to replace Mr. Cho on the compensation committee, effective March 3, 2015. Also on March 3, 2015, the board of directors appointed Mr. Gary to serve the role of chairman of the compensation committee. Our compensation committee held two meetings during the fiscal year ended December 31, 2014. As discussed above under “Corporate Governance-Director Independence and Controlled Company Status,” as a controlled company, we are exempt from NASDAQ’s corporate governance requirements applicable to compensation committees of non-controlled companies. Our compensation committee is not comprised of independent directors and does not have a charter.

For further information about our processes and procedures for the consideration and determination of executive and director compensation, please see “Executive Compensation-Compensation Discussion and Analysis,” below.

Compensation Committee Interlocks and Insider Participation

During fiscal 2014, Mr. Cho, Mr. Brett Icahn and Mr. Gary, who replaced Mr. Brett Icahn upon the expiration of his term as director in June 2014, served as members of the compensation committee. None of these individuals is, or has ever been, an executive officer or employee of the Company (or any of its subsidiaries), and no "compensation committee interlocks", as described in Item 407(e) of Regulation S-K, existed during the fiscal year ended December 31, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 30, 2015, with respect to the beneficial ownership of our Common Stock by (i) each of our current directors, (ii) each nominee for director, (iii) our named executive officers for the fiscal year ended December 31, 2014, (iv) all of our current directors and executive officers as a group and (v) each person who is known to us to be the beneficial owner of more than five percent of our Common Stock. This information is based upon information received from or on behalf of the named individuals or from publicly available information and filings by or on behalf of those persons with the SEC. Applicable percentage ownership as of April 30, 2015 is based upon 21,352,297 shares of our Common Stock outstanding. Beneficial ownership is determined in accordance with rules promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act) and generally includes voting and/or investment power with respect to securities. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares listed. Unless otherwise indicated, the address of each of the following is: c/o American Railcar Industries, Inc., 100 Clark Street, St. Charles, Missouri 63301.

	Shares of Common Stock Beneficially Owned
Name	Number	Percent of Class
Directors:
SungHwan Cho	—	—
James C. Pontious	5,000	*
J. Mike Laisure	—	—
Harold First (1)	1,500	*
Hunter Gary	—	—
Courtney Mather	—	—
Andrew Roberto	—	—
Named Executive Officers:
Jeffrey S. Hollister	—	—
Umesh Choksi	—	—
Yevgeny Fundler	—	—
Dale C. Davies	—	—
All executive officers and directors as a group (10 persons)	6,500	*
Other 5% Beneficial Owners:
Carl C. Icahn (2)	11,895,068	55.7%
Dimensional Fund Advisors LP (3)	1,418,573	6.6%
 *    Less than one percent
(1) All 1,500 shares beneficially owned by Mr. First are held by the Harold First Pension Plan.
(2) The following information is based on a Form 4 filed with the SEC on June 4, 2012 by Mr. Carl Icahn, as well as additional correspondence from representatives of Mr. Carl Icahn: Mr. Carl Icahn may be deemed to beneficially own 11,895,068 shares. These shares are owned as follows: (i) 11,871,268 shares are owned by IEH ARI Holdings LLC (ARI Holdings), a Delaware limited liability company; and (ii) 23,800 shares are owned by Ms. Gail Golden, Mr. Carl Icahn’s wife. IEHLP, a Delaware limited partnership is the sole member of Icahn Building LLC (Icahn Building), a Nevada limited liability company. Icahn Building is the sole stockholder of American Entertainment Properties Corp. (AEP Corp.), a Delaware corporation. AEP Corp. is the sole member of ARI Holdings. Icahn Enterprises GP, a Delaware corporation, is the general partner of IEHLP and is wholly-owned by Beckton Corp. (Beckton), a Delaware corporation. Beckton is wholly-owned by Mr. Carl Icahn who is also the indirect majority owner of IELP. Icahn Enterprises GP is the general partner of IELP, which is the sole limited partner of IEHLP. Mr. Carl Icahn, by virtue of his relationship to ARI Holdings, AEP Corp., Icahn Building, IEHLP, Icahn Enterprises GP, Beckton, IELP and Ms. Golden, may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares directly owned by ARI Holdings, Ms. Golden and Icahn Enterprises Holdings. Mr. Carl Icahn disclaims beneficial ownership of such shares for all other purposes.
(3) The amount and nature of ownership listed is based solely upon information contained in Dimensional Fund Advisors LP’s (Dimensional) Schedule 13G/A, filed with the SEC on February 5, 2015. As of December 31, 2014, Dimensional had the sole power to vote 1,398,026 shares and the sole dispositive power over 1,418,573 shares. Dimensional disclaimed beneficial ownership of the 1,418,573 shares. The address for Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

Code of Ethics
Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have, as a part of our Code of Business Conduct, adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. Our Code of Ethics for Senior Financial Officers is publicly available on our website at www.americanrailcar.com under the heading “Investor Relations-Corporate Governance-Corporate Governance Overview.” We may satisfy the disclosure requirement of Item 5.05 of Current Report on Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics for Senior Financial Officers by either disclosing such information in a Current Report on Form 8-K or by posting such information on our website, at the internet address specified above.
Executive Officers

The names of the Company’s executive officers and certain biographical information regarding them as of April 30, 2015 are set forth below. Executive officers are chosen by and serve at the discretion of our board of directors.

Name	Age	Position
Jeffrey S. Hollister	46	President and Chief Executive Officer
Umesh Choksi	62	Senior Vice President, Chief Financial Officer and Treasurer
Yevgeny Fundler	45	Senior Vice President, General Counsel and Secretary

Jeffrey S. Hollister.  Mr. Hollister was appointed President and Chief Executive Officer on September 24, 2014 after serving as our President and Interim Chief Executive Officer since October 9, 2013. Mr. Hollister has over 24 years of experience in manufacturing operations and financial management. Mr. Hollister has been with the Company since December 2005 and has served in various senior financial and operations roles. Prior to his appointment as our President and Interim Chief Executive Officer, he oversaw the Company’s railcar manufacturing group, which includes the Marmaduke and Paragould railcar assembly plants as well as the component/sub-assembly plants. Prior to that, Mr. Hollister had various financial and accounting management roles within the Company. Prior to joining ARI, Mr. Hollister spent 16 years in various financial, operations and management roles at Douglas Quikut Divisions, The Scott Fetzer Company, Inc., a company that manufactures a wide variety of retail and industrial products. Mr. Hollister has a B.S. in Accounting and an M.B.A from Arkansas State University.

Umesh Choksi. Mr. Choksi was appointed as our Senior Vice President, Chief Financial Officer and Treasurer on September 24, 2014. Mr. Choksi has over 30 years of experience in the railcar industry, with a majority of this experience in the railcar leasing market. He was previously employed at ARL, an entity controlled by Mr. Carl Icahn, the Company’s principal beneficial shareholder through IELP. Mr. Choksi has worked in various capacities at ARL since 2004 including President and Chief Executive Officer, Chief Financial Officer and Treasurer. Mr. Choksi previously served in various capacities at ACF Industries, LLC, an entity that is also controlled by Mr. Carl Icahn. Mr. Choksi received his B.S in Chemical Engineering and his M.B.A. in Productions Operation Management from the University of Missouri.

Yevgeny Fundler.  Mr. Fundler joined ARI as our Senior Vice President, General Counsel and Secretary on March 3, 2014. In March 2014, he also assumed the role of General Counsel with ARL. Mr. Fundler served as General Counsel of WestPoint Home from November 2009 until February 2014. From March 2010 to February 2014, he also served as a Vice President of WestPoint Home. In addition, since March 2010, he has consulted for Insight Portfolio Group as its general counsel. From September 2006 through February 2010, Mr. Fundler served as Assistant General Counsel of IELP. From March 2000 to September 2006, Mr. Fundler served as Counsel with Icahn Associates and affiliates. With respect to each aforementioned company, Mr. Carl Icahn, directly or indirectly, either (i) controls, or at such time controlled, such company or (ii) has, or at such time had, an interest in such company through the ownership of securities. Prior to Icahn Associates, Mr. Fundler worked for Gordon Altman Weitzen Shalov & Wein, representing interests of various corporate and institutional clients in a broad range of corporate, mergers and acquisitions and other transactions, including certain transactions of Mr. Carl Icahn and his affiliates. Prior to joining the corporate group at Gordon Altman Weitzen Shalov & Wein, Mr. Fundler had his own practice in Silicon Valley and San Francisco, with an emphasis on representing start-up entrepreneurs. Mr. Fundler received a B.A. in International Business in 1993 from San Diego State University and a J.D. in 1996 from the University of California, San Francisco, Hastings College of Law.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Our compensation committee has the ongoing responsibility for establishing, implementing and monitoring our executive compensation programs. The compensation committee currently consists of two members, Mr. Gary and Mr. Mather, both of whom are employees of companies controlled by Mr. Carl Icahn, our principal beneficial shareholder through IELP.

The compensation committee, at its discretion, has consulted and expects to continue to consult with Mr. Carl Icahn and members of the staff of various entities controlled by Mr. Carl Icahn, including staff at IELP and Insight Portfolio Group LLC, with expertise in compensation and benefits. These staff members research compensation standards and practices in a range of businesses including businesses comparable to ours. The compensation committee also consults with our Chief Executive Officer regarding the compensation of our other executive officers.

The following Compensation Discussion and Analysis describes the material elements of compensation for our named executive officers. Our named executive officers are determined in accordance with SEC rules. Under these rules, Messrs. Hollister, Choksi, Fundler and Davies were our named executive officers for the fiscal year ended December 31, 2014. Mr. Davies retired from his role as our Senior Vice President, Chief Financial Officer and Treasurer effective as of September 24, 2014 and Mr. Choksi was appointed to succeed him on that same date.

Executive Compensation Philosophy.  The compensation committee believes that compensation paid to our named executive officers should assist the Company in attracting, motivating and retaining superior talent. Our compensation programs are intended to motivate the named executive officers to achieve our business objectives and to align their financial interests with those of our shareholders. Based on this philosophy, the compensation of our named executive officers has included a combination of salary, cash incentive compensation, stock-based compensation and other benefits. In addition, we have in the past, and may in the future, enter into employment agreements with our named executive officers.

Base Salary.  The compensation committee reviews base salaries for our executive officers, subject to the terms of applicable employment agreements. Our compensation committee believes that the annual salaries presented in the table below represent reasonable and fair salaries for the positions and responsibilities for each of our named executive officers.

Named Executive Officer	Annual Base Salary ($)
Jeffrey S. Hollister	325,000	(1)
Umesh Choksi	300,000
Yevgeny Fundler	200,000
Dale C. Davies	275,000	(2)

(1)
In connection with Mr. Hollister's appointment as President and Chief Executive Officer on September 24, 2014, and in recognition of the related increase in his duties and responsibilities, Mr. Hollister's base salary was increased to $325,000 from $275,000, pursuant to an employment agreement entered into on such date.

(2)	Mr. Davies' annual base salary prior to his retirement as Senior Vice President, Chief Financial Officer and Treasurer was $275,000.

Management Incentive Plan.   We have established a management incentive plan for certain employees, including our named executive officers, under which targets are determined on an annual basis, or pursuant to the terms of an existing employment agreement, equal to a percentage of the employee’s base salary. This plan was established to provide additional incentive-based compensation to eligible participants for their contribution to the achievement of our objectives, to encourage and stimulate superior performance and to assist in attracting and retaining highly qualified key employees. The table below presents the applicable target percentages of each named executive officer's annual base salary for 2014.

Named Executive Officer	Target % of annual base salary
Jeffrey S. Hollister	80%	(1)
Umesh Choksi	50%
Yevgeny Fundler	50%
Dale C. Davies	50%	(2)

(1)
Effective with Mr. Hollister's appointment as President and Chief Executive Officer and pursuant to an employment agreement entered into on September 24, 2014, Mr. Hollister's incentive compensation target is 80% of his annual base salary.

(2)
Prior to his retirement, Mr. Davies' target was 50% of his annual base salary, as discussed in further detail below. As a result of Mr. Davies' retirement, effective September 24, 2014, he became ineligible to participate in the management incentive plan and was not paid any incentive compensation for fiscal year 2014.

Under our management incentive plan, achievement of individual and Company goals based on the Company’s annual business plan, including financial, strategic, corporate, divisional and other goals is taken into account in determining the amount of any incentive compensation. For 2014, the actual incentive compensation that could be earned by each of our named executive officers was based on a combination of factors, including each employee’s base salary and the percentage targets described above, as well as financial and individual performance factors.

The financial performance factor used for 2014 was based on a set of goals approved by the compensation committee, including goals for the Company's financial performance as measured against its annual budget, operational goals and administrative goals. The Company’s budget-based goals included, among other factors, an adjusted EBITDA target of $200.0 million and goals related to growth of the Company’s lease fleet. If our adjusted EBITDA for the fiscal year would have been less than 90% of the target adjusted EBITDA, no incentive compensation would have been granted under our management incentive plan. Operational goals included safety and performance goals as well as plant efficiency and expansion goals. Administrative goals included balance sheet management as well as control and reduction of operating expenses. Individual performance factors were based on the attainment of goals and other performance criteria including, among others, development of staff; improvement in efficiencies and capabilities; and business process improvements.

Based on the Company's 2014 financial and operational results, including the Company's achievement of adjusted EBITDA in excess of the targeted amount, as well as Mr. Hollister's review of the other named executive officers' individual performance in light of their individual goals, Mr. Hollister recommended a financial factor and individual performance factors for each such officer.

The compensation committee retained sole discretion over all matters relating to 2014 incentive compensation, including, without limitation, the decision to pay incentive compensation, the amount of incentive compensation, if any, the ability to increase or decrease any incentive compensation and make changes to any performance measures or targets and discretion over the payment of partial incentive compensation in the event of employment termination.

The compensation committee reviewed Mr. Hollister’s recommendations as well as Mr. Hollister’s individual performance and, exercising its discretion, determined the financial and individual performance factors for the purposes of awarding 2014 incentive compensation.  As a result of this process, the compensation committee awarded incentive compensation to our named executive officers in the following amounts for 2014:

Named Executive Officer	2014 Incentive Compensation ($)
Jeffrey S. Hollister	377,348	(1)
Umesh Choksi	167,878	(2)
Yevgeny Fundler	109,920	(3)
Dale C. Davies	—	(4)

(1)
Because Mr. Hollister's base salary changed during 2014, as discussed above, his base salary was prorated for the portion of the year each different salary level was in effect for purposes of determining his incentive compensation for 2014.

(2)	Per the terms of the offer letter, dated September 24, 2014, between us and Mr. Choksi, he was eligible for a target bonus of $140,000.

(3)	Mr. Fundler's incentive compensation was prorated based upon the number of full months he was employed during 2014.

(4)	As a result of Mr. Davies' retirement, effective September 24, 2014, he became ineligible to participate in the management incentive plan and was not paid any incentive compensation for 2014.

The incentive compensation listed above is included under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below.

Stock-Based Compensation. The compensation committee believes that stock-based compensation causes our named executive officers to have an ongoing stake in our long-term success. Our 2005 Equity Incentive Plan, which is the subject of, and is discussed further under, Proposal No. 3 below, was designed, in part, to optimize our profitability and growth over a longer term. These long-term grants to named executive officers are based on job responsibilities and potential for individual contribution. When it makes grants, the compensation committee exercises judgment and discretion in view of its general policies. Stock-based compensation grants have generally been made after our board of directors’ approval of the annual budget, after finalization of the prior year’s financial results and in conjunction with the determination of employee and named executive officer incentive compensation for the upcoming year. Our board of directors and compensation committee prefer this timing so that compensation may be aligned with individual and financial performance. The combination of annual cash incentive compensation and stock-based compensation is intended to benefit shareholders by enabling us to better attract and retain top talent in a marketplace where such incentives are prevalent.

Stock appreciation rights (SARs) provide for financial gain derived from the potential appreciation in our stock price from the date that SARs are granted until the date that SARs are exercised. The grants of SARs to our named executive officers are intended to provide long-term incentive to reward those officers for appreciation in the price of our Common Stock and to further align the interests of our named executive officers with those of our shareholders. All SARs we have granted have a seven year term, settle in cash, were approved by our compensation committee and have an exercise price equal to the closing price of our Common Stock on the date of grant.

SARs with a four year vesting period vest in 25.0% installments on the first, second, third and fourth anniversaries of the grant date. SARs with a three year vesting period vest in three equal installments on the first, second and third anniversaries of the grant date. Each holder must remain employed by the Company through each such date in order to vest in the corresponding number of SARs. Prior to 2014, various awards also had either market or performance conditions and, with the exception of the 2008 grants, those special conditions were achieved.

Below is a summary of certain SARs grants under our 2005 Equity Incentive Plan, all of which were vested as of, or prior to, December 31, 2014, with the exception of the February 6, 2014 and March 3, 2014 grants, as noted below.

Grant Date	4/28/2008	3/3/2009	3/31/2010	5/14/2010	5/9/2011	2/24/2012	2/6/2014 (1)	3/3/2014 (1)
Exercise price	$20.88	$6.71	$12.16	$14.12	$24.45	$29.31	$48.13	$70.23

SARs granted
Jeffrey S. Hollister (2)	3,000	10,500	5,350	1,050	5,760	5,500	20,122	—
Umesh Choksi	—	—	—	—	—	—	—	—
Yevgeny Fundler	—	—	—	—	—	—	—	2,737
Dale C. Davies (3)	10,500	18,000	12,150	5,250	15,400	15,900	13,415	—

(1)	The SARs vest in three equal installments on the first, second and third anniversaries of the grant date.

(2)
Mr. Hollister did not become a named executive officer until October 9, 2013, when he was appointed President and Interim Chief Executive Officer. SARs granted to Mr. Hollister prior to October 9, 2013 were compensation for his various senior financial and operational roles within the Company.

(3)	All of Mr. Davies' unvested and outstanding SARs were forfeited upon his retirement, effective September 24, 2014.

Other Employment Benefits.  Our named executive officers have been provided with a limited number of perquisites.

The Company paid relocation expenses and premiums on insurance policies for group term life insurance for 2014, all of which are quantified below in the “All Other Compensation Table.”

Our named executive officers have been and will continue to be entitled to various other forms of compensation. These forms of compensation include but are not limited to the perquisites identified above, 401(k) employer plan contributions and other compensation amounts.

Section 162(m).  Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), provides that compensation in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated executive officers of a publicly held corporation will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). Although the Company generally structures executive compensation arrangements with the goal of maximizing the tax deductibility of executive compensation, we may pay compensation that is not deductible under Section 162(m) from time to time, based upon business needs. The compensation committee intends to review periodically the potential impacts of Section 162(m) on structuring and administering our compensation programs.

Results of Shareholder Advisory Votes on Executive Compensation. In reviewing our 2014 compensation decisions and policies, we considered the results of our shareholders’ advisory vote to approve our executive compensation, which was conducted at our Annual Meeting of Shareholders in June 2014. In the proxy statement provided to shareholders in connection with our 2014 Annual Meeting, the Company’s board of directors recommended that shareholders vote in favor of this proposal. The affirmative vote of the majority of the votes properly cast, in person or represented by proxy, on such proposal at the 2014 Annual Meeting was required for advisory approval of this proposal. Over 99% of such shares were voted to approve, on an advisory basis, our executive compensation. We considered this vote as supportive of our compensation decisions and policies.
Compensation Committee Report

The compensation committee reviewed and discussed the above Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee,

Hunter Gary
Courtney Mather

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our named executive officers for the fiscal years ended December 31, 2014, 2013 and 2012. Our named executive officers for 2014 are Messrs. Hollister, Choksi, Fundler and Davies.

Name	Year	Salary($)		SARs Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Jeffrey S. Hollister	2014	288,462	(3)	389,897	377,348	34,180	1,089,887
President and Chief Executive Officer	2013	165,586	(4)	—	154,773	5,776	326,135
Umesh Choksi (5)	2014	79,615		—	167,878	360	247,853
Senior Vice President, Chief Financial Officer and Treasurer
Yevgeny Fundler (6)	2014	166,667		75,634	109,920	60,555	412,776
Senior Vice President, General Counsel and Secretary
Dale C. Davies (7)	2014	210,566		259,939	—	102,496	573,001
Senior Vice President, Chief Financial Officer and Treasurer	2013	275,000		—	163,625	8,970	447,595
	2012	275,000		258,852	206,250	9,342	749,444

(1)
Amounts shown do not reflect compensation actually received by the named executive officers nor do they necessarily reflect the actual value that will be recognized by the named executive officers. Instead, the amounts shown are the aggregate grant date fair value of SARs granted to the named executive officers. The aggregate grant date fair value for SARs awarded is expensed over the number of months of service required for the grant to become non-forfeitable and is adjusted every period until settlement, cancellation or expiration occurs. See Note 16 - Share-based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a discussion of assumptions used to calculate the aggregate fair value of SARs.

(2)
See “All Other Compensation Table” below for a breakdown of specific amounts included in this category, which include perquisites, 401(k) employer plan contributions, cash payments upon retirement, relocation benefits and various other compensation amounts.

(3)
Mr. Hollister was appointed President and Chief Executive Officer on September 24, 2014 after serving as our President and Interim Chief Executive Officer since October 9, 2013. As discussed above, Mr. Hollister's base salary was increased to $325,000 from $275,000, pursuant to an employment agreement entered into on such date.

(4)
In connection with Mr. Hollister's appointment as President and Interim Chief Executive Officer on October 9, 2013, and in recognition of the related increase in his duties and responsibilities, Mr. Hollister's base salary was increased to $275,000, effective on such date.

(5)	Mr. Choksi was appointed Senior Vice President, Chief Financial Officer and Treasurer on September 24, 2014.

(6)
Mr. Fundler was appointed Senior Vice President, General Counsel and Secretary on March 3, 2014. See Transactions with Related Persons below for further disclosure related to Mr. Fundler's relationship with ARL.

(7)	Mr. Davies retired from his role as our Senior Vice President, Chief Financial Officer and Treasurer on September 24, 2014.

ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites and Personal Benefits ($)		401(k) Employer Contributions ($)(1)		Insurance Premiums ($)(2)		Cash Payments Upon Retirement ($)		Total ($)
Jeffrey S. Hollister (3)	2014	25,000	(4)	7,800		1,380		—		34,180
	2013	—		4,968		808		—		5,776
Umesh Choksi	2014	—		—		360		—		360
Yevgeny Fundler	2014	53,755	(5)	6,000	(6)	800		—		60,555
Dale C. Davies	2014	—		6,314		990		95,192	(7)	102,496
	2013	—		7,650		1,320		—		8,970
	2012	—		7,500		1,842	(8)	—		9,342

(1)	These amounts represent our employer contributions to each named executive officer’s 401(k) plan account equal to 50% of deferrals up to a maximum of 6% of covered compensation.

(2)	These amounts represent the taxable income related to payment of premiums for group term life insurance for the benefit of the named executive officer, except as noted below.

(3)	Mr. Hollister was appointed President and Chief Executive Officer on September 24, 2014 after serving as our President and Interim Chief Executive Officer since October 9, 2013.

(4)
Pursuant to the employment agreement entered into on September 24, 2014 discussed above, this represents a relocation bonus paid to Mr. Hollister for establishing and maintaining full time permanent residency within 50 miles of the Company's offices in St. Charles, Missouri.

(5)
Represents relocation and moving expenses reimbursed by the Company for expenses incurred by Mr. Fundler while establishing a full time permanent residency within 50 miles of the Company's offices in St. Charles, Missouri.

(6)
Represents payment made to Mr. Fundler for missed employer 401(k) contributions as he was not eligible for an employer contribution from ARI to his account until his one year service anniversary in March 2015.

(7)
Mr. Davies retired from his role as Senior Vice President, Chief Financial Officer and Treasurer effective September 24, 2014. Subsequent to his retirement, in exchange for a lump sum payment of $95,192, Mr. Davies entered into a release, non-solicitation, non-disclosure, non-disparagement and confidentiality agreement with us.

(8)	This amount represents the taxable income related to payment of premiums for group term life insurance and personal liability umbrella insurance for the benefit of the named executive officer.

Employment Agreements. In order to attract and retain qualified executives, from time to time we have entered into employment agreements with our named executive officers. The employment agreements described below were in place for all or part of the fiscal year ended December 31, 2014.

Jeffrey S. Hollister. Effective September 24, 2014, we entered into an employment agreement with Mr. Hollister to serve as our President and Chief Executive Officer through December 31, 2017, unless earlier terminated pursuant to the agreement. Prior to September 24, 2014, Mr. Hollister served as our President and Interim Chief Executive Officer since October 9, 2013 on an at-will basis with a base salary at an annual rate of $275,000.

Upon entering into the employment agreement during 2014, Mr. Hollister's base salary increased to $325,000 through the end of 2015, with scheduled increases to $350,000 and $375,000, respectively, for calendar years 2016 and 2017. Mr. Hollister is also eligible for annual incentive compensation for each completed calendar year of employment through December 31, 2017 equal to 80% of his then applicable base salary if certain performance targets established by our compensation committee are achieved.

Mr. Hollister’s employment agreement provides that he is eligible to participate in healthcare, group term life insurance, group long-term disability insurance, 401(k), paid time off and other similar employee benefits we generally provide to our senior executives. Subject to the terms of the agreement, Mr. Hollister will also be eligible for long-term performance-based cash incentive awards with a target award value equal to 150% of his base salary. Any such award that is granted to Mr. Hollister will be subject to our 2005 Equity Incentive Plan, as amended from time to time, and the applicable award or grant agreement.
Mr. Hollister is also required to relocate his permanent residence to within 50 miles of St. Charles, Missouri, where our headquarters is located. In association with this relocation, Mr. Hollister is entitled to a $50,000 relocation bonus, with the first $25,000 payable as soon as practicable after the effective date of his employment agreement and the remaining $25,000 payable after the relocation has been deemed complete pursuant to the terms of the agreement.
The agreement will terminate and Mr. Hollister’s employment with us will end upon the earlier of December 31, 2017, his death or disability (as defined in the agreement), if we discharge Mr. Hollister with or without cause (as defined in the agreement), or the voluntary resignation of Mr. Hollister with or without good reason (as defined in the agreement). We may discharge Mr. Hollister at any time with or without cause (as defined in the agreement).
If Mr. Hollister’s employment is terminated due to the expiration of the agreement, or due to his death or disability, he is entitled to receive (i) earned and accrued base salary, paid time off and unreimbursed business expenses due and unpaid as of the date of his termination and (ii) bonus compensation earned and due with respect to a completed calendar year but not paid as of the date of termination.
If Mr. Hollister is terminated without cause (as defined in the agreement) or if he terminates the agreement for good reason (as defined in the agreement), he is entitled to receive (i) earned and accrued base salary, paid time off and unreimbursed business expenses due and unpaid as of the date of his termination, (ii) bonus compensation earned and due with respect to a completed calendar year but not paid as of the date of termination, and (iii) a continuation of the payment of his then applicable base salary for the lesser of six months or the remainder of his term of employment.
If Mr. Hollister is terminated for cause (as defined in the agreement) or if he resigns without good reason (as defined in the agreement), he is entitled to receive earned and accrued base salary, paid time off and unreimbursed business expenses due and unpaid as of the date of his termination.
The agreement contains non-competition provisions that prohibit Mr. Hollister from directly or indirectly competing with us during the term of his employment and for a six month period thereafter, extendable for up to an additional six months in exchange for severance pay in the amount of the base salary he would have earned through such extended period and a pro-rated portion of his target bonus through such period. The agreement also contains non-solicitation provisions covering the period of Mr. Hollister’s employment and the one year period thereafter, as well as non-disclosure and non-disparagement provisions and provisions requiring him to protect confidential information during his employment and at all times thereafter.

Umesh Choksi.   Since September 24, 2014, we have employed Mr. Choksi as Senior Vice President, Chief Financial Officer and Treasurer on an at-will basis.

Yevgeny Fundler.   Since March 3, 2014, we have employed Mr. Fundler as Senior Vice President, General Counsel and Secretary on an at-will basis.

Dale C. Davies. Mr. Davies was appointed as our Senior Vice President, Chief Financial Officer and Treasurer on June 16, 2008. The term of Mr. Davies’ employment agreement was effective through September 1, 2014 and Mr. Davies retired from his role as our Senior Vice President, Chief Financial Officer and Treasurer on September 24, 2014.

Prior to his retirement and pursuant to the terms of his employment agreement, Mr. Davies' base salary was set at $275,000 per year and he was eligible for annual incentive compensation for each calendar year of employment of 50% of his then applicable base salary if certain performance targets established by our compensation committee were achieved.

Mr. Davies’ employment agreement also provided that he was eligible to participate in healthcare, group term life insurance, group long-term disability insurance, 401(k), vacation and other similar employee benefits we generally provide to our senior executives.

The agreement contained non-competition provisions that prohibited Mr. Davies from directly or indirectly competing with us during the term of his employment and for a one-year period thereafter, provided that if Mr. Davies was terminated without cause (as defined in the agreement) or resigned for other than good reason (as defined in the agreement), the non-competition period shall be six months.  The agreement also contained non-solicitation provisions covering the period of Mr. Davies' employment and the two-year period thereafter, as well as non-disparagement provisions and provisions requiring him to protect confidential information during his employment and at all times thereafter.

Subsequent to his retirement, in exchange for a lump sum payment of $95,192, Mr. Davies entered into a release, non-solicitation, non-disclosure, non-disparagement and confidentiality agreement with us.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Award Exercise Price ($)	Option Expiration Date
Jeffrey S. Hollister	—	20,122	(1)	$48.13	2/6/2021
	—	1,833	(2) (3)	$29.31	2/24/2019
Yevgeny Fundler	—	2,737	(4)	$70.23	3/3/2021
Umesh Choksi	—	—
Dale C. Davies (5)	—	—

(1)	These SARs vest in three equal installments on the first, second and third anniversaries of the February 6, 2014 grant date.

(2)
Mr. Hollister did not become an executive officer until October 9, 2013, when he was appointed President and Interim Chief Executive Officer. These SARs were granted to him prior to October 9, 2013 as compensation for his financial and operational senior management roles within the Company.

(3)	These SARs vested in three equal installments on the first, second and third anniversaries of the February 24, 2012 grant date.

(4)	These SARs vest in three equal installments on the first, second and third anniversaries of the March 3, 2014 grant date.

(5)	All of Mr. Davies' outstanding SARs were unvested and forfeited upon his retirement, effective September 24, 2014.
2014 OPTION EXERCISES AND STOCK VESTED

Name	Value Realized on Exercise ($)
Jeffrey S. Hollister	153,187	(1)
Umesh Choksi	—
Yevgeny Fundler	—
Dale C. Davies	373,068	(2)

(1)
During 2014, Mr. Hollister exercised 350 SARs granted on May 14, 2010 with an exercise price of $14.12, 1,920 SARs granted on May 9, 2011 with an exercise price of $24.45 and 1,833 SARs granted on February 24, 2012 with an exercise price of $29.31.

(2)
During 2014, and prior to his retirement as our Senior Vice President, Chief Financial Officer and Treasurer, Mr. Davies exercised 5,134 SARs granted on May 9, 2011 with an exercise price of $24.45 and 5,300 SARs granted on February 24, 2012 with an exercise price of $29.31.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We describe the triggering events that may result in payments of compensation and other benefits to any of our named executive officers upon termination without cause under “Employment Agreements” above. The table below quantifies the payments, other than accrued liabilities and benefits described above, that would have been payable to our named executive officers if they had been terminated on December 31, 2014.

Executive	Termination Payment ($)
Jeffrey S. Hollister	$539,848	(1)
Umesh Choksi	$—	(2)
Yevgeny Fundler	$—	(2)
Dale C. Davies	$—	(3)

(1)
This amount represents a continuation of base salary (as in effect as of December 31, 2014) of $325,000 per year through the period ending on the 180th day following his termination, pursuant to the terms of Mr. Hollister's employment agreement, payable upon termination without cause or resignation for good reason. This amount also includes Mr. Hollister’s management incentive plan compensation for the calendar year ended December 31, 2014. Pursuant to this employment agreement, Mr. Hollister would be entitled to receive incentive compensation, if any, that is earned and unpaid at the time of termination of employment without cause or for good reason. For 2014, we awarded payment under our management incentive plan of $377,348 to Mr. Hollister. This incentive compensation was determined by our compensation committee in March 2015.

(2)	We do not currently have an employment agreement with Mr. Choksi or Mr. Fundler.

(3)
Mr. Davies retired from his role as Senior Vice President, Chief Financial Officer and Treasurer effective September 24, 2014, subsequent to the expiration of his employment agreement on September 1, 2014. Subsequent to his retirement, in exchange for a lump sum payment of $95,192, Mr. Davies entered into a release, non-solicitation, non-disclosure, non-disparagement and confidentiality agreement with us.

DIRECTOR COMPENSATION TABLE

Each director is entitled to reimbursement for out-of-pocket expenses incurred for each meeting of the full board or a committee of the board that he attended. The annual compensation for our independent directors, Messrs. First, Pontious, and Laisure, is $30,000. In addition, each independent director is entitled to receive $1,000 for each board, committee and independent director meeting that he attended and an annual stipend of $5,000 if he is a chairperson of a committee. Mr. Cho and the directors affiliated with Mr. Carl Icahn, Messrs. Gary, Mather and Roberto were not paid any compensation for serving on our board of directors in 2014.

The following table discloses the fees earned by or paid to each of our independent directors in 2014.

Name	Fees earned or paid in cash ($)
Harold First	55,000
James C. Pontious	59,000
J. Mike Laisure	50,000

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

The following table discloses the securities authorized for issuance under the Company’s equity compensation plan as of December 31, 2014.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plan approved by security holders	—	—	855,476
Equity compensation plan not approved by security holders	—	—	—
Total	—	—	855,476 (1)

(1)
As of April 30, 2015, 855,476 shares of our Common Stock remain available for issuance under our 2005 Equity Incentive Plan. Our SARs, which are also issued under our 2005 Equity Incentive Plan, settle only in cash and are not reflected above.

TRANSACTIONS WITH RELATED PERSONS

Other than the transactions described below, for the fiscal year ended December 31, 2014 there has not been, nor is there currently proposed, any transaction, as defined by the SEC:

•	to which we are or will be a participant;

•	in which the amount involved exceeded or will exceed $120,000; and

•	in which any related person, as defined by the SEC, had or will have a direct or indirect material interest.

We believe that each of the transactions described below is on terms no less favorable to us than could have been obtained from unaffiliated third parties. Although we do not have a separate conflicts policy, we intend to comply with applicable law with respect to transactions involving potential conflicts. Our by-laws provide that transactions between us and any of our directors or officers are subject to full disclosure and approval in good faith by the majority of the disinterested members of our board of directors, approval of shareholders holding two-thirds of the voting power of the shares entitled to vote, other than shares held by the interested director(s), approval by the unanimous affirmative vote of the holders of all outstanding shares, whether or not entitled to vote, or the determination that the contract or agreement, and the person asserting the validity of the contract or agreement, is fair and reasonable to us as of the time it is authorized, approved or ratified, or as otherwise provided by law. Interested directors are not counted in determining the existence of a quorum at any meeting of our board of directors which shall authorize or ratify any such transaction.
TRANSACTIONS WITH MR. CARL ICAHN AND ENTITIES AFFILIATED WITH MR. CARL ICAHN

Overview

Our company was formed in 1988 as a company beneficially owned by Mr. Carl Icahn, our current principal beneficial shareholder through IELP. We grew our company through the transfer of certain assets to us from ACF Industries, Incorporated (ACF, now known as ACF Industries, LLC), a company also beneficially owned by Mr. Carl Icahn. Since our formation, we have entered into agreements relating to the acquisition of assets from and disposition of assets to entities controlled by Mr. Carl Icahn, the provision of goods and services to us by entities controlled by Mr. Carl Icahn, the provision of goods and services by us to entities affiliated with Mr. Carl Icahn and other matters involving entities controlled by Mr. Carl Icahn. We have received substantial benefit from these agreements and we expect that in the future we will continue to conduct our business in a manner that will utilize entities affiliated with or controlled by Mr. Carl Icahn. In addition, we receive other benefits from our affiliation with Mr. Carl Icahn and companies controlled by Mr. Carl Icahn, such as our participation in buying groups and other arrangements with entities controlled by Mr. Carl Icahn.

We describe below the material arrangements and other relationships that we are, or have been, a party to/with Mr. Carl Icahn and entities affiliated with Mr. Carl Icahn since January 1, 2014. All of the arrangements and relationships described below that are required to be disclosed pursuant to Item 404 of Regulation S-K and that took effect since our January 2006 initial public offering and our admission to NASDAQ have been approved by the independent members of our audit committee, in accordance with applicable listing standards of NASDAQ and our audit committee charter.
CERTAIN TRANSACTIONS WITH ACF INDUSTRIES LLC

1994 ACF Asset Transfer

On October 1, 1994, under an asset transfer agreement with ACF, we acquired properties and assets used in ACF’s railcar components manufacturing business and its railcar servicing business at specified locations, and certain intellectual property rights associated with the transferred assets and businesses, as well as specified assets used in the manufacture and sale of industrial size mixing bowls. We refer to this transaction as the 1994 ACF asset transfer.

Pursuant to the 1994 ACF asset transfer, ACF retained and agreed to indemnify us for certain liabilities and obligations relating to ACF’s conduct of business and ownership of the assets at these locations prior to their transfer to us, including liabilities relating to employee benefit plans, workers compensation, environmental contamination and third-party litigation. See Note 19 - Related Party Transactions to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Also in connection with the 1994 ACF asset transfer, we entered into several administrative and operating agreements with ACF, effective as of October 1, 1994. Those that remained in effect as of January 1, 2014 are described below.

Manufacturing Services Agreement. Under the manufacturing services agreement entered into in 1994 and amended in 2005, ACF agreed to manufacture and distribute, at our instruction, various railcar components. In consideration for these services, we agreed to pay ACF agreed-upon rates. This agreement automatically renews on an annual basis unless we provide six months prior written notice of termination. There is no right of termination for ACF under this agreement. For the fiscal year ended December 31, 2014, we purchased $5.1 million of railcar components from ACF under this agreement.

License Agreement from ACF. Under a license agreement, ACF granted us a non-exclusive, perpetual, royalty-free license to the patents and other intellectual property owned by it, which could be used by us in the conduct of our business, but did not exclusively relate to our business, including the 13 patents listed in that agreement, which primarily relate to railcar components. In 1997, ACF transferred the patents covered by this license to us. All of these patents have now expired. This license is not assignable by either party, without the prior consent of the other, except in connection with the sale of substantially all of either party’s business.

License Agreement to ACF. Under another license agreement, we granted ACF a non-exclusive, perpetual, royalty-free license to the intellectual property exclusively relating to our business that was transferred to us in the 1994 ACF asset transfer. There are no restrictions on ACF’s use of the information licensed under this agreement. This license is not assignable by either party, without the prior consent of the other, except in connection with the sale of substantially all of either party’s business.

2013 Purchasing and Engineering Services Agreement

In January 2013, we entered into a purchasing and engineering services agreement and license with ACF. The agreement was unanimously approved by the independent directors of our audit committee. Under this agreement, we provide purchasing support and engineering services to ACF in connection with ACF’s manufacture and sale of tank railcars at its facility in Milton, Pennsylvania. Additionally, we have granted ACF a non-exclusive, non-assignable license to certain of our intellectual property, including certain designs, specifications, processes and manufacturing know-how required to manufacture and sell tank railcars during the term of the agreement. In August 2014, we amended this agreement to, among other provisions, extend the termination date to December 31, 2015 from December 31, 2014, subject to certain early termination events.

In consideration of the services and license provided by us to ACF in conjunction with the agreement, ACF pays us a royalty and, if any, a share of the net profits (the Profits) earned on each railcar manufactured and sold by ACF under the agreement, in an aggregate amount equal to 30 percent of such Profits, as calculated under the agreement. Under the agreement, Profits are net of certain of ACF’s start-up and shutdown expenses and certain maintenance capital expenditures. If no Profits are realized on a railcar manufactured and sold by ACF pursuant to the agreement, we will still be entitled to the royalty for such railcar, and we will not share in any losses incurred by ACF in connection therewith. In addition, any railcar components supplied by us to ACF for the manufacture of these railcars are provided at fair market value.

Under the agreement, ACF had the exclusive right to manufacture and sell tank railcars for any new orders scheduled for delivery to customers on or before January 31, 2014. We have the exclusive right to any sales opportunities for tank railcars for any new orders scheduled for delivery after that date and through termination of the agreement. We also have the right to assign any sales opportunity to ACF, and ACF has the right, but not the obligation, to accept such sales opportunity. Any sales opportunity accepted by ACF will not be reflected in our orders or backlog.

Revenues of $19.0 million for the year ended December 31, 2014 were recorded under this agreement for sales of railcar components to ACF and for royalties and profits on railcars sold by ACF.

2015 Repair Services Agreement

In April 2015, we entered into a repair services and support agreement with ACF. Under this agreement, we will provide certain sales and administrative and technical services, materials and purchasing support and engineering services to ACF to provide repair and retrofit services (Repair Services). Additionally, we will provide a non-exclusive and non-assignable license of certain intellectual property related to the Repair Services for railcars. We will receive 30% of the net profits (as defined in the agreement) for Repair Services related to all railcars not owned by ARL or its subsidiaries and 20% of the net profits for Repair Services related to all railcars owned by ARL or its subsidiaries, if any, but will not absorb any losses incurred by ACF. Under the agreement, we have the exclusive right to sales opportunities related to Repair Services, except for any sales opportunity related to Repair Services presented to ACF by ARL with respect to ARL-owned railcars. We also have the right to assign any sales opportunities related to Repair Services to ACF, and ACF has the right, but not the obligation, to accept such sales opportunity. Subject to certain early termination events, the agreement terminates on December 31, 2020.

2015 Parts Purchasing and Sale Agreement

In April 2015, we entered into a parts purchasing and sale agreement with ACF. Under this agreement, ARI and ACF may, from time to time, purchase and sell to each other certain parts for railcars (Parts). We also will provide a non-exclusive and non-assignable license of certain intellectual property related to the manufacture and sale of Parts to us. The buyer under the agreement must pay the market price of the parts as determined in the agreement or as stated on a public website for all our buyers. We may provide designs, engineering and purchasing support, including all materials and components to ACF. Subject to certain early termination events, the agreement terminates on December 31, 2020.
CERTAIN TRANSACTIONS WITH IELP ENTITIES

Manufacturing Operations and Railcar Services

From time to time, we manufacture and sell railcars to companies controlled by Mr. Carl Icahn, our principal beneficial shareholder through IELP, including, but not limited to, ARL and ARL's wholly-owned subsidiary, AEP Leasing LLC (AEP) (collectively with ARL, the IELP Entities).

We have also entered into various agreements with the IELP Entities from time to time, including the following agreements that were effective during 2014.

Railcar Management Agreements. From time to time, we or our wholly owned subsidiaries have entered into railcar management agreements with ARL, pursuant to which we or our wholly owned subsidiaries engaged ARL to manage, sell, operate, market, store, lease, re-lease, sublease and service our railcars, subject to the terms and conditions of the agreement. These agreements provide that ARL will manage the leased railcars (as identified in the respective agreement) including arranging for services, such as repairs or maintenance, as deemed necessary. Each of these agreements was unanimously approved by the independent directors of our audit committee.
On February 29, 2012, we entered into a railcar management agreement with ARL. The agreement was effective as of January 1, 2011, will continue through December 31, 2015 and may be renewed upon written agreement by both parties. In December 2012, our wholly owned subsidiary, Longtrain Leasing I, LLC (LLI) entered into a similar agreement with ARL. In January 2014, LLI and ARL amended this agreement to, among other provisions, extend the termination date to January 15, 2020. Subject to the terms and conditions of each agreement, ARL will receive, in respect of leased railcars, a management fee based on the lease revenues, a fee consisting of a lease origination fee, and, in respect of railcars sold by ARL, sales commissions.
On October 16, 2014, our wholly owned subsidiary Longtrain Leasing II, LLC (LLII, together with the railcar management agreements discussed above, collectively the Railcar Management Agreements) entered into a railcar management agreement with

ARL. Subject to the terms and conditions of the agreement, ARL received, in respect of leased railcars, a management fee based on the lease revenues. In 2014, total fees incurred by ARI related to the Railcar Management Agreements were $5.7 million.

In January 2015 in connection with a refinancing, the LLI and LLII railcar management agreements were terminated and our wholly owned subsidiary Longtrain Leasing III, LLC entered into a similar railcar management agreement with ARL. This agreement extends through January 17, 2045, unless terminated earlier pursuant to its terms.

Railcar Services Agreement. Effective April 16, 2011, we entered into a railcar services agreement with ARL. Under the agreement, we provide railcar repair, engineering, administrative and other services, on an as needed basis, for ARL’s lease fleet at mutually agreed upon prices. The agreement had an initial term of three years and automatically renews for additional one year periods unless either party provides at least sixty days written prior notice of termination. The agreement automatically renewed on April 16, 2015. There is no termination fee if we elect to terminate the agreement prior to the end of the term. In 2014, our revenues from railcar services included $19.3 million from transactions with ARL.

Railcar Orders. From time to time, we manufacture and sell railcars to the IELP Entities under long-term agreements as well as on a purchase order basis. Profit margins on sales to IELP entities approximate the margins on sales to other large customers. The terms and pricing on sales to ARL are no less favorable to us than the terms and pricing on sales to unaffiliated third parties. Any IELP Entities' sales of railcars under an agreement or purchase order, have been and will be subject to the approval or review by our audit committee. In 2014, our manufacturing revenues from railcars sold to IELP Entities were $226.9 million.
CERTAIN TRANSACTIONS INVOLVING MR. CARL ICAHN AND OTHER RELATED ENTITIES

Registration Rights

We entered into a registration rights agreement, effective upon the completion of our initial public offering, with certain of our existing shareholders, including shareholders controlled by Mr. Carl Icahn. The shareholders that are party to the registration rights agreement have the right to require us, subject to certain terms and conditions, to register their shares of our Common Stock under the Securities Act of 1933. These shareholders collectively have an aggregate of five demand registration rights, three of which relate solely to registration on a short-form registration statement, such as a Form S-3. In addition, if we propose to register any additional shares of our Common stock under the Securities Act, these shareholders will be entitled to customary “piggyback” registration rights, which will entitle them to include their shares of capital stock in a registration of our securities for sale by us or by other security holders. The registration rights granted under the registration rights agreement are subject to customary exceptions and qualifications and compliance with certain registration procedures. Approximately 11.6 million shares of our Common Stock are entitled to the benefits of these registration rights.

Transactions with Insight Portfolio Group LLC

Insight Portfolio Group LLC (Insight Portfolio Group) is an entity formed and controlled by Mr. Carl Icahn in order to maximize the potential buying power of a group of entities with which Mr. Carl Icahn has a relationship in negotiating with a wide range of suppliers of goods, services and tangible and intangible property at negotiated rates. ARI, and a number of other entities with which Mr. Carl Icahn has a relationship, have minority equity interests in Insight Portfolio Group and pay fees as part of being a member of Insight Portfolio Group. In 2014, total fees paid to Insight Portfolio Group were $0.2 million.

Transactions with M. W. Recycling
In November 2012, we entered into a scrap agreement with M. W. Recycling (MWR), a company controlled by Mr. Carl Icahn. Under the agreement, which extends through November 2015, we sell and MWR purchases scrap metal from several of our plant locations. This agreement was approved by the independent directors of our audit committee. For the fiscal year ended December 31, 2014, MWR collected our scrap material and paid us $8.7 million.
General Counsel

Mr. Yevgeny Fundler joined ARI as our Senior Vice President, General Counsel and Secretary on March 3, 2014. In March 2014, he also assumed the role of General Counsel with ARL. In addition, since March 2010, he has consulted for Insight Portfolio Group as its general counsel. With respect to each aforementioned company, Mr. Carl Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. The independent directors of our audit committee considered Mr. Fundler’s provision of services to ARL and Insight Portfolio Group in connection with their review and approval of Mr. Fundler’s employment by ARI.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Our audit committee, which is comprised solely of independent members of our board of directors, is responsible under its charter for reviewing and approving “related person transactions,” as those terms are defined by the SEC, for potential conflict of interest situations on an ongoing basis, unless such duty has been delegated to another committee of our board of directors consisting solely of independent directors.

At each audit committee meeting, management reports any related person transactions under consideration. After review, the audit committee approves or disapproves such transactions. In reviewing, approving or ratifying related person transactions, the audit committee is responsible for obtaining the material facts of the related person transaction, reviewing whether the related person transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third party under the same or similar circumstances, and considering such factors as it deems appropriate.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended, and the related rules of the SEC, as well as the North Dakota Publicly Traded Corporations Act (NDPTCA) afford our shareholders the right to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable rules.

Our executive compensation programs are designed to help us attract and retain superior executive talent, while providing competitive and differentiated levels of pay based on corporate and individual performance that reinforce the alignment of the interests of the members of our executive management team with those of our shareholders. Please read “Compensation Discussion and Analysis” beginning on page 14 for details about our executive compensation programs, including information about the 2014 compensation of our named executive officers and the compensation committee report.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to express your views on our named executive officers’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our named executive officers described in this proxy statement. To that end we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, narrative disclosure and the report of the compensation committee of the board of directors.”

Vote Required

The affirmative vote of a majority of votes properly cast, in person or represented by proxy, on this proposal is required to approve on an advisory basis, the executive compensation as disclosed in this proxy statement. Abstentions and broker "non-votes" will not have any effect on this proposal.

Your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers. Because your vote is advisory, it will not be binding upon the Company, the compensation committee or our board of directors. Our board of directors and the compensation committee will, however, take into account the outcome of the say-on-pay vote when considering future compensation arrangements. The Company provides shareholders with an opportunity to approve, on a nonbinding advisory basis, the compensation of the named executive officers each year at the Annual Meeting of shareholders, as required by the NDPTCA. The next such vote will occur at the 2016 annual meeting of shareholders.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL NO. 3

APPROVAL OF THE AMENDED AND RESTATED AMERICAN RAILCAR, INC.
2005 EQUITY INVENTIVE PLAN

On December 23, 2005, our board of directors adopted the American Railcar Industries, Inc. 2005 Equity Incentive Plan (the "2005 Plan"), and the adoption of the 2005 Plan was approved by our shareholders on January 13, 2006. The 2005 Plan was most recently amended on February 28, 2006 upon approval of the board. On April 28, 2015, upon the approval of our compensation committee, our board of directors approved and adopted the amendment and restatement of the American Railcar Industries, Inc. 2005 Equity Incentive Plan (the "Amended Plan"), subject to shareholder approval. The Amended Plan extends the term of the 2005 Plan by 10 years to April 28, 2025, expands the types of awards that may be issued under the Amended Plan, changes the plan administrator from the board to the compensation committee, and expands the administrative powers of the compensation committee, among other changes. Our compensation committee and our board of directors believe that adopting the Amended Plan will enhance our ability to better attract and retain top talent in a marketplace where equity-based incentives are prevalent.

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the Amended Plan. Abstentions will have no effect on the outcome of the vote to approve the Amended Plan. Broker non-votes are not considered as shares voting or as votes cast with respect to the approval of the Amended Plan and will have no effect on the outcome of this Proposal No. 3. The Amended Plan is included as Annex A to this proxy statement.

Our board of directors believes that approving the Amended Plan is in our and your best interests and is important to help assure our ability to continue to recruit and retain highly qualified employees, consultants and directors. The 2005 Plan will expire on December 23, 2015 and if the Amended Plan is not approved by the shareholders, we may be unable to provide equity-based incentives to our executives and employees.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Amended Plan.

The principal features of the Amended Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Amended Plan found in Annex A hereto.

Description of the Amended Plan

The Amended Plan is administered by a committee appointed by our board of directors consisting of two or more non-employee directors, currently the compensation committee. The committee may delegate any or all of its powers under the Amended Plan to one or more committees or subcommittees.

The committee may employ legal counsel, accountants, consultants and agents as it deems desirable for the administration of the Amended Plan. To the maximum extent permitted by law, the committee will not be held liable for any action or determination made related to the Amended Plan and to the extent not covered by insurance, we will indemnify any member or former member of the committee against any cost or expense.

Our employees, officers, directors, consultants and advisors are eligible to participate in the Amended Plan.

The Amended Plan permits us to issue stock options, restricted stock, other stock-based awards, including shares of our Common Stock, stock appreciation rights, stock equivalent units, restricted stock units, phantom stock awards or units, performance shares, performance units, deferred stock, deferred stock units an performance-based cash awards. The Amended Plan does not permit us to grant stock options, restricted stock or other stock-based awards, in the aggregate, with respect to more than 300,000 shares of our Common Stock to any individual during any fiscal year. The Amended Plan does not permit us to grant more than $5 million, in the aggregate, in all other stock-based awards denominated in dollars and performance-based cash awards during any fiscal year. The Amended Plan authorizes us to issue up to 1 million total shares of our Common Stock. If any award expires or is terminated, surrendered or forfeited, the unissued Common Stock covered by that award will remain available for issuance. Awards that may be settled solely in cash do not count toward this 1 million share threshold.

Subject to the express provisions of the Amended Plan, the committee, in its sole and absolute discretion, has the authority to grant and amend awards, to adopt, amend and repeal rules relating to the Amended Plan and to interpret and correct any provisions of the Amended Plan or any award thereunder. Further, the committee has authority to select the participants to whom awards may be made, to construe and determine awards, award agreements and the Amended Plan, to determine the number of shares covered by each award, to determine the terms and conditions of an award granted under the Amended Plan, including, to the extent applicable, the vesting schedule or acceleration thereof, the purchase or grant price, option exercise price, forfeiture restrictions or the term of the option or other award; provided that the exercise price of any options granted under the Amended Plan may not be less than the fair market value of the Common Stock covered by such options on the date of grant. The committee may not, however, exercise its discretion under the Amended Plan in any manner that would cause an outstanding award that would otherwise qualify as performance-based compensation under Section 162(m) of the Code to fail to so qualify. The terms and conditions of stock options or other awards granted under the Amended Plan will be set forth in a separate agreement between us and the recipient of the award.

The committee may grant awards in the form of any or a combination of the following, in each case subject to the terms and provisions of the Amended Plan:

Stock Options. Our committee may award options to purchase our Common Stock and has the authority to select the optionees and determine the terms of the options granted, including: (i) the number of shares covered by each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option, (iv) the duration of the option and (v) the time, manner and form of payment upon exercise of an option. As provided under the Amended Plan, the number of shares of our Common Stock underlying a stock option and the exercise price thereof may be adjusted if we effect a stock split, stock dividend, recapitalization, reorganization, merger or similar event. Options may consist of options intended to qualify as incentive stock options (ISOs) under Code Section 422 and nonqualified stock options (NQSOs).

The per share exercise price for each option granted under the Amended Plan may not be less than the fair market value per share of our Common Stock on the date of such grant. In the case of an option intended to qualify as an ISO granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock at the time of grant, the per share exercise price for such option shall not be less than one hundred ten percent (110%) of the fair market value per share of our Common Stock on the date of grant.

Each option granted will expire on the date specified by our committee, but not more than (i) ten years from the date of grant in the case of ISOs generally and (ii) five years from the date of grant in the case of an option intended to qualify as an ISO granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock at the time of grant.

Restricted Stock. Our committee may grant shares of restricted stock to participants with such restricted periods and other conditions as our committee may determine and for no consideration or for such consideration as may be required by applicable law or by our committee. Our committee determines the purchase price per share for purchases under the Amended Plan.

Other Stock-Based Awards, including Stock Appreciation Rights. Our committee may award other stock-based awards, including shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by us, stock appreciation rights, stock equivalent units, restricted stock units, phantom stock awards or units, performance shares, performance units, deferred stock, deferred stock units and awards valued by reference to book value of shares of Common Stock. Our committee determines the terms and conditions of any such stock-based awards under the Amended Plan.

Performance-Based Cash Awards. Our committee may award performance-based cash awards under the Amended Plan. Our committee determines the recipients, the timing of the grant, the dollar amount granted, and all other conditions for payment. The committee must generally condition the right to payment of these performance-based cash awards on the attainment of certain specified performance goals and other factors as the committee may determine. The committee has discretion to set the target award amounts and to award less than the full award regardless of the attainment of the specified performance goals.

The committee may waive in whole or in part any or all of the limitations imposed under a performance-based cash award in the event of a participant's disability, death or under special circumstances, to the extent permitted by Code Section 162(m).

Some or all of our awards may be conditioned upon achievement of performance goals as set by the committee based on one or more of the following business criteria: sales, free cash flow, revenue, pre-tax or after-tax profit levels, earnings per share, operating earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; operating income including joint venture earnings (or loss) and other income (or loss), adjusted to exclude stock based compensation expense (or income), and before interest, taxes, depreciation, and amortization; total stockholder return; return on assets, tangible assets, equity, capital or investment, cash flow and cash flow return on investment, cash flow before interest and financing, value cash flow, economic value added and economic profit; growth in earnings per share, debt to equity ratio, market share, price per share of Common Stock, economic value added and market value added; levels of capital expenditures, sales general and administrative expense, operating expense and maintenance expense, safety, railcar shipments, product shipment levels, new business bookings, productivity, restructuring, measures of customer satisfaction and/or customer service, as determined from time to time including the relative improvement therein; or such similar objectively determinable financial or other measures as may be adopted by the committee in its sole and absolute discretion. Such criteria may be used by the committee in its sole and absolute discretion to set performance criteria on a consolidated basis or based upon the performance of an affiliate, business unit, division or department or any combination thereof and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or combination thereof, or other standard selected by the committee. The criteria selected by the committee shall be calculated in accordance with (a) the Company’s financial statements or (b) generally accepted accounting principles or (c) any other methodology established by the committee prior to the issuance of an award under the Amended Plan. A performance goal may include a threshold level of performance below which no payout or vesting will occur, target levels of performance at which a full payout or full vesting will occur, and/or a maximum level of performance at which a specified additional payout or vesting will occur. Performance goals may differ among participants, including among similarly situated participants. Performance goals must be subject to certification by the committee. To the extent permitted under Section 162(m) of the Code, unless the committee otherwise determines, in its sole and absolute discretion, the committee shall disregard and exclude the impact of the following items, events, occurrences or circumstances: (i) restructurings, discontinued operations, disposal of a business, extraordinary items, and other unusual or non-recurring charges, events or circumstances, (ii) an event either not directly related to the operations of the Company (or a subsidiary, division or other operational unit of the Company) or not within the reasonable control of the Company’s management, (iii) the operations of any business acquired by the Company (or a subsidiary, division or other operational unit of the Company), or (iv) a change in accounting standards required by generally accepted accounting principles. To the extent permitted under Section 162(m) of the Code, the committee may also adjust the performance goals to reflect other items, events, occurrences or circumstances or disregard or exclude the impact of such items, events, occurrences or circumstances. Once a performance goal is established, the committee shall have no discretion to increase the amount of compensation that would otherwise be payable to a recipient upon attainment of a performance goal; provided, however, that the committee shall retain “negative discretion” to adjust bonus payments as permitted by Section 162(m) of the Code and Treasury Regulations issued thereunder.

General Provisions. Each grant of options, restricted stock awards, other stock-based awards and performance-based cash awards shall be evidenced by a written document delivered to the participant specifying the terms and conditions thereof and may contain other terms and conditions that are not inconsistent with the provisions of the Amended Plan or applicable law. The terms of each type of award need not be identical and our committee need not treat participants uniformly.

Our committee may amend, modify or terminate any outstanding award, including substituting therefor another award, changing the date of exercise or realization and converting an option intended to qualify as an ISO to a NQSO, provided that the participant’s consent to such action shall be required unless our committee determines that the action would not materially and adversely affect the participant.

Our board may amend, suspend or terminate the Amended Plan or any portion thereof at any time.

Our committee will determine the effect on any award of the death, disability, retirement or other change in employment or other status of a participant and the extent to which and period during which the participant’s legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder. Except as our committee may otherwise determine, grants under the Amended Plan are not transferable other than by will or by the laws of descent and distribution.

Our committee, in its discretion, may take certain actions in the event of a change in control of our company, including (i) provide for the continuation or assumption of awards by a surviving or acquiring entity and substituting shares then subject to such awards either (x) the consideration payable with respect to the outstanding shares of our stock in connection with the change in control, (y) shares of stock of the surviving or acquiring corporation or (z) other securities, (ii) accelerate the vesting or exercise of awards, (iii) permit the exchange of an award for the right to participate in any equity or incentive plan or other employee benefit plan of any successor corporation, (iv) provide for the repurchase of the award for an amount equal to the difference of (a) the consideration received per share for the securities underlying the award in the change of control minus (b) the per share exercise price of such securities, (v) provide for the termination of any award.

The Amended Plan requires each participant to execute and deliver to us a confidentiality, non-compete and non-solicit agreement in form and substance acceptable to us.

Our committee may seek reimbursement from a participant of all or any portion of any payments made in respect of any award under the Amended Plan if the committee determines that a participant committed misconduct or gross dereliction of duty or failed in his or her responsibility to manage or monitor that conduct or risk. The committee must seek reimbursement within 3 years of making a determination that there has been misconduct or a gross dereliction of duty. The committee may also seek reimbursement of the amount that exceeds a revised award amount from a participant who is an "officer" for purposes of Section 16 of the Exchange

Act if we have to restate financial results due to material noncompliance with any financial reporting requirements under applicable laws and such restatement reduces a previously granted payment made.

United States Federal Income Tax Consequences
The following discussion of the United States federal income tax consequences of the issuance of awards granted under the Amended Plan is based upon the provisions of the Code, current regulations adopted and proposed thereunder, and existing administrative rulings and pronouncements of the Internal Revenue Service (the "IRS"). It is not intended to be a complete discussion of all of the United States federal income tax consequences of the Amended Plan or of all of the requirements that must be met in order to qualify for the described tax treatment. The Amended Plan provides the Company with broad discretion to grant many different types of awards. The discussion below illustrates the United States federal income tax consequences of only some of the types of awards the Company is permitted to make under the Amended Plan. Depending on the type of award granted under the Amended Plan, the United States federal income tax consequences to the Company and recipients of awards could materially differ from the discussion below. In addition, because the tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances and the type of award granted, each recipient should consider his or her personal situation and consult with his or her tax advisor with respect to the specific tax consequences applicable to each recipient. No information is provided in the discussion below about foreign, state or local tax laws.
Stock Appreciation Rights.
A recipient of a SAR generally will not recognize income at the time a SAR is granted, nor will the Company be entitled to a deduction at that time. Upon the exercise of a SAR, the holder will have ordinary income equal to the amount received upon the exercise. At that time, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.
Section 409A of the Code imposes certain rules applicable to "non-qualified deferred compensation plans," which may include certain grants of SARs. If a non-qualified deferred compensation plan subject to Section 409A does not comply with Section 409A, then all compensation deferred under the plan for the tax year and preceding tax years is includable in the recipient's income to the extent that it is not subject to a substantial risk of forfeiture and was not previously included in the recipient's income. If an amount is included in income under Section 409A, then the tax imposed on such amounts would be increased by (i) interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point on the underpayment that would have occurred had such compensation been includible in gross income in the taxable year it was first deferred, or, if later, the first year in which it is not subject to a substantial risk of forfeiture, and (ii) an additional tax equal to 20% of the compensation required to be included in income.
Under the applicable Treasury Regulations, a SAR issued to a service provider generally does not provide for a deferral of compensation under Section 409A, and therefore is not subject to the imposition of the additional tax and interest charges described above, if (i) the compensation payable under the SAR cannot be greater than the difference between the stock's fair market value on the date the SAR was granted and the stock's fair market value on the date the SAR is exercised with respect to a number of shares that was fixed no later than the date of grant, (ii) the SAR exercise price can never be less than the stock's fair market value on the date of grant, and (iii) the SAR does not include any feature for the deferral of compensation other than the deferral of the recognition of income until the date of exercise. In addition, a SAR with a fixed payment date generally complies with Section 409A.
Nonqualified Stock Options.
An option holder will not recognize any taxable income upon the grant of a nonqualified option under the Amended Plan. Generally, an option holder recognizes ordinary taxable income at the time a nonqualified option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.
However, if the Company imposes restrictions on the shares that do not permit the recipient to transfer the shares to others and that require the recipient to return the shares to the Company at less than fair market value (a "substantial risk of forfeiture"), the date on which taxable income (if any) is recognized will be the date on which the stock becomes "freely transferable" or not subject to substantial risk of forfeiture (the "Recognition Date"). In this circumstance, the option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price.
Despite this general rule, in the case of shares subject to a substantial risk of forfeiture, the option holder may make an election pursuant to Section 83(b) of the Code at the time of exercise. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later date when the substantial risk of forfeiture lapses. The option holder's holding period for purposes of determining the appropriate capital gains rate applicable to a subsequent sale of the stock will also be impacted by a Section 83(b) election. In order to be effective, the Section 83(b) election must be filed with the Company and the Internal Revenue Service within 30 days of exercise.
The Company will generally be entitled to a deduction for United States federal income tax purposes in an amount equal to the ordinary taxable income recognized by the option holder, provided the Company reports the income on a Form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.
When an option holder subsequently disposes of the shares of Common Stock received upon exercise of a nonqualified option, he or she will recognize long-term or short-term capital gain or loss (depending upon the holding period), in an amount equal to the difference between (i) the sale price and (ii) the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the nonqualified option. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.
An option holder who pays the exercise price for a nonqualified option, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for United States federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above.
Any nonqualified options having an exercise price less than the fair market value of the Common Stock at the time such options are granted may be considered deferred compensation subject to Section 409A of the Code. Section 409A provides rules regarding the timing of deferred compensation payments and is described in greater detail above, including the potential imposition of an additional 20% tax and interest.
Incentive Stock Options.
An option holder generally will not recognize taxable income upon either the grant or the exercise of an option that qualifies as an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.
The holder of an option that qualifies as an incentive stock option will recognize taxable income upon the disposition of the shares received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" will be taxable as long-term capital gain. A "disqualifying disposition" means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option price under another stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount actually realized on the disposition over (b) the option exercise price, will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the option holder's holding period for the shares. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.
In addition to the tax consequences described above, the exercise of incentive stock options may result in an "alternative minimum tax" under the Code. The Code provides that an "alternative minimum tax" will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the incentive stock option exceeds the exercise price is included in the option holder's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an incentive stock option may be entitled to a tax credit against his or her regular tax liability in later years. Because of the many adjustments that apply to the computation of the alternative minimum tax, it is not possible to predict the application of such tax to any particular option holder. An option holder may owe alternative minimum tax even though he or she has not disposed of the shares or otherwise received any cash with which to pay the tax.
The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for United States federal income tax purposes in an amount equal to the taxable ordinary income recognized by the holder, provided the Company reports the income on a Form W-2 or 1099 (whichever is applicable) that is timely provided to the option holder and filed with the IRS.

Restricted Stock.
The recipient of restricted stock will generally not recognize income at the time that such restricted stock is issued, unless a Section 83(b) election (described below) is made. Absent a Section 83(b) election, recipients of restricted shares will generally recognize income at the time the restrictions are removed from the shares. In such event, recipients will recognize ordinary income on the date the restrictions are removed in an amount equal to the excess of the then fair market value of such shares over the purchase price (if any) paid for such shares. The tax basis in the shares with respect to which restrictions are removed will be equal to the sum of the amount paid for such shares plus the amount of ordinary income recognized by the recipient. The holding period for such shares for purposes of determining whether any capital gain or loss is short term or long term will begin just after the restrictions are removed (absent a Section 83(b) election).
Recipients will generally recognize capital gain or loss on a sale or exchange of the shares. The gain or loss will equal the difference between (i) the proceeds received on the sale or exchange and (ii) the recipient's adjusted tax basis in the shares. The gain or loss recognized on a sale or exchange of the shares generally will be long-term capital gain or loss if the shares are held for more than one year. The deductibility of capital losses is subject to limitation.
If a recipient makes a Section 83(b) election with respect to the shares, the recipient will recognize ordinary compensation income at the time the shares are issued equal to the difference between the then-fair market value of the shares and the purchase price, if any. If a recipient makes a Section 83(b) election, the recipient will not recognize ordinary compensation income at the time the restrictions are removed from such shares. In such event, the tax basis in the shares would equal their fair market value on the date issued, and the holding period for the shares would begin just after such date. However, if property for which a Section 83(b) election is in effect is forfeited while substantially non-vested, such forfeiture shall be treated as a sale or exchange upon which the recipient will realize a loss equal to the excess (if any) of: (1) the amount paid (if any) for such property, minus (2) the amount realized (if any) upon such forfeiture. The advisability of making a Section 83(b) election will depend on various factors and each recipient's individual circumstances. Each recipient is urged to consult with his or her own tax advisors regarding whether, where and how to make a Section 83(b) election. Recipients who decide to do so must make a Section 83(b) election no later than the 30th day following the issuance of the shares and, once made, such election generally would be irrevocable by a recipient.
Any distributions that the Company makes in respect of the vested shares (or shares subject to a valid Section 83(b) election) will be treated as dividends, taxable to recipients as ordinary income, to the extent paid out of the Company's current or accumulated earnings and profits. If the distribution exceeds the Company's current or accumulated earnings and profits, such excess will be treated first as a tax-free return of the recipient's investment, up to the recipient's basis in the shares. Any remaining excess will be treated as capital gain. Any distributions that the Company makes in respect of substantially non-vested shares (i.e., shares subject to a substantial risk of forfeiture and on which no valid Section 83(b) election has been made) will be compensation income to the recipient and not a dividend.
The Company will generally be entitled to a compensation deduction for United States federal income tax purposes in an amount equal to, and at the same time as, the ordinary income recognized by recipients. The Company will report the income on a Form W-2 or 1099, whichever is applicable, and will recognize a deduction in such amount.
Unrestricted Common Stock.
A person who receives an award of Common Stock generally will have taxable income at the time the shares are received (i) in an amount equal to the excess of the then fair market value of such shares over the purchase price (if any) paid for such shares, if the Common Stock is not subject to restrictions, or (ii) as described in the preceding paragraphs for restricted stock, if the shares are subject to restrictions. The tax treatment of a stock award that consists of other rights will depend on the provisions of the award. It may be immediately taxable if there are no restrictions on the receipt of the cash or other property that the stock award represents, or the tax consequences may be deferred if the receipt of cash or other property for the stock award is restricted, or subject to vesting or performance goals. In those situations in which a participant receives property subject to restrictions, the participant may wish to make a Section 83(b) election, as described above. At the time that the holder of the stock award has ordinary income, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.
Performance-Based Cash Awards and Other Stock-Based Awards.
The United States federal income tax consequences of performance-based cash awards and stock-based awards not described above will vary depending on the terms and conditions of any such performance-based cash award or stock-based award and the individual circumstances of each recipient. Each recipient of such performance-based cash award or stock-based award is advised to consult with his or her tax advisor with respect to the specific tax consequences applicable to such recipient.

Deductibility of Awards.
Section 162(m) of the Code places a $1 million annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to performance-based compensation. To qualify as performance-based compensation, the compensation must be payable solely on account of the satisfaction of objective, pre-established performance goals which are set by an independent compensation committee and approved by the shareholders. Compensation will not be "performance-based" if it is payable, without regard to whether the performance goals are satisfied, on (i) involuntary termination or (ii) retirement.
The Company believes that awards under the Amended Plan subject to performance criteria will qualify for the performance-based compensation exception to the deductibility limit so long as the shareholders approve of this Proposal No. 3.
New Plan Benefits

No grants under the Amended Plan have been or will be made prior to shareholder approval of the Amended Plan. Our named executive officers have a general ongoing financial interest in this Proposal No. 3 because, if adopted, the committee may grant awards under the Amended Plan to such executive officers. If Proposal No. 3 is not adopted, the amendment and restatement of the 2005 Plan does not occur, the 2005 Plan will expire on December 23, 2015 and we may be unable to issue or grant incentive awards.

OTHER MATTERS

Shareholder Proposals and Nominations for Director

A request by a shareholder that the Company, pursuant to Rule 14a-8 of the Exchange Act, include in its proxy materials for its 2016 Annual Meeting of Shareholders such shareholder’s proposal of business to be brought before the 2016 annual meeting must be received by the Company at its principal executive offices no later than January 4, 2016. Such proposals must also meet the other requirements of the rules of the SEC.

A shareholder who wishes to nominate a candidate for election to the Company’s board of directors or make a proposal for other business to be brought before the Company’s 2016 Annual Meeting of Shareholders without requiring the Company to include such nomination or proposal in its proxy materials, must give timely notice in accordance with the Company's by-laws and the NDPTCA to: c/o Secretary, American Railcar Industries, Inc., 100 Clark Street, St. Charles, Missouri 63301.

To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company no earlier than February 10, 2016 and no later than the later of (i) March 11, 2016 or (ii) twenty-five days after the Company has made a public announcement of its 2016 Annual Meeting of Shareholders in accordance with the NDPTCA. If the date of the Company’s 2016 Annual Meeting is changed by more than five (5) days from the anniversary date of the 2016 Annual Meeting, then, to be timely, a shareholder's notice must be received no later than the later of (i) ninety (90) days prior to the date of the 2016 Annual Meeting of Shareholders or (ii) twenty-five (25) days after the Company has made a public announcement of its 2016 Annual Meeting of Shareholders in accordance with the NDPTCA. If a shareholder who wishes to make a nomination or present a proposal fails to timely notify the Company in accordance with the Company's by-laws, the proxies that management solicits for the meeting will have discretionary authority to vote on the shareholder’s nomination or proposal if it is properly brought before the Annual Meeting. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

If a “qualified shareholder” (as defined under the NDPTCA) provides timely notice of an intention to nominate one or more candidates for election to the board of directors at the 2016 Annual Meeting of Shareholders and otherwise complies with the applicable provisions of the NDPTCA and the Company’s by-laws, the Company will include such nomination(s) in the Company’s proxy materials for its 2016 annual meeting.

All shareholder nominations and proposals must satisfy any applicable requirements of the Company’s by-laws, rules of the SEC and North Dakota corporate law, including the NDPTCA. The Company’s board of directors may refuse to acknowledge any nomination or proposal not made in compliance with applicable laws and regulations and the Company’s by-laws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10 percent of our Common Stock to file initial reports of their ownership and changes in ownership of our Common Stock with the SEC. To the best of our knowledge, based solely on a review of reports furnished to us and written representations from reporting persons, each person who was required to file such reports complied with the applicable filing requirements during 2014.

Shareholders Sharing an Address

Only one Notice and if applicable, a single set of our proxy materials, including the proxy statement, the proxy card, our annual report and the Notice, is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the materials to a shareholder at a shared address to which a single copy of the materials was delivered. You may make a written or oral request by sending a written notification to the Secretary, American Railcar Industries, Inc., 100 Clark Street, St. Charles, Missouri 63301, stating your name, your shared address, and the address to which we should direct the additional copy of the materials, or by calling our executive office at (636) 940-6000. If multiple shareholders sharing an address have received one copy of these materials and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our executive office. Additionally, if current shareholders with a shared address received multiple copies of these materials and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our executive office.

Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC, including financial statements, is included with the Annual Report made available to each shareholder in accordance with the instructions provided in the Notice mailed to each shareholder. Shareholders may obtain without charge a copy of the Form 10-K, excluding certain exhibits, by writing to the Secretary, American Railcar Industries, Inc., 100 Clark Street, St. Charles, Missouri 63301.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, the section of the proxy statement entitled “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Other Business

Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the meeting.

It is important that proxies be received promptly. Therefore, shareholders are urged, regardless of the number of shares owned, to promptly vote in accordance with the instructions provided in the Notice.

By Order of the Board of Directors

/s/ Jeffrey S. Hollister

Jeffrey S. Hollister
President and Chief Executive Officer
April 30, 2015
St. Charles, Missouri

Appendix A

AMERICAN RAILCAR INDUSTRIES, INC.
2005 EQUITY INCENTIVE PLAN
As Amended and Restated Effective as of _____________2015.

1.    Purpose and Eligibility. The purpose of this 2005 Equity Incentive Plan, as amended and restated effective as of ____________, 2015 (the "Plan"), of American Railcar Industries, Inc., a North Dakota corporation (the "Company") is to provide for the issuance of Stock Options, Restricted Stock, Other Stock-Based Awards and Performance-Based Cash Awards (each, an "Award") to employees, officers, directors, consultants and advisors of the Company and its Parents and Subsidiaries. Any person to whom an Award has been granted under the Plan is called a "Participant.” Additional definitions are contained in Section 12.

2.    Effective Date/Expiration of Plan. The Plan as originally adopted became effective on December 23, 2005, and was subsequently amended on February 28, 2006. The Plan is hereby amended and restated in the form set forth herein, effective upon the approval of the amended and restated Plan by the stockholders of the Company at the Company’s 2015 annual stockholders’ meeting. If stockholder approval of the Plan is obtained, no Award shall be granted under the Plan on or after April 28, 2025, but Awards previously granted may extend beyond that date; provided that no Award (other than a Stock Option or an Other Stock-Based Award that is a stock appreciation right, whether settled in cash or stock) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the Company’s stockholders that occurs in the fifth year following the year of stockholder approval of the Plan unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders by such date.

3.    Administration.

a.    Administration by the Committee. The Plan will be administered by the Committee. The Committee, in its sole and absolute discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. The Committee shall have authority, subject to the express limitations of the Plan, (i) to select the Participants to whom Awards may from time to time be granted hereunder, (ii) to construe and determine the respective Award agreement, Awards and the Plan, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, (iv) to determine the number of shares of Common Stock to be covered by each Award granted hereunder, (v) to determine the terms and provisions of the respective Award agreements and Awards (including, without limitation, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole and absolute discretion), which terms and provisions need not be identical, and (vi) to make all other determinations in the judgment of the Committee necessary or desirable for the administration and interpretation of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any Award agreement or Award into effect and it shall be the sole and final judge of such expediency. All decisions, interpretations or other actions made or taken by the Committee shall be final, binding and conclusive on the Company and all employees and other Participants and their respective heirs, executors, administrators, successors and assigns. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

b.    Designation of Consultants/Liability. The Committee may employ such legal counsel, accountants, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, accountant or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, accountant, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to this paragraph (b) shall not be liable for any action or determination made with respect to the Plan. To the maximum extent permitted by applicable law, no member or former member of the Committee or of the Board shall be liable for any action or determination made with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense.

c.    Delegation. To the extent permitted by applicable law and stock exchange rules, the Committee may delegate any or all of its powers under the Plan to one or more committees or subcommittees or may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine,

Appendix A (continued)

provided that the Committee shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

d.    Applicability of Section Rule 16b-3. To the extent applicable, the Plan shall be administered in a manner consistent with Rule 16b-3, such that all grants of Awards hereunder to Reporting Persons, as hereinafter defined, shall be exempt under such rule. Those provisions of the Plan that make express reference to Rule 16b-3 or that are required in order for certain equity transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

e.    Applicability of Section 162(m). Notwithstanding any provisions in this Plan to the contrary, whenever the Committee is authorized to exercise its discretion in the administration or amendment of this Plan or any Award hereunder or otherwise, the Committee may not exercise such discretion in a manner that would cause any outstanding Award that is intended to qualify as performance-based compensation under Code Section 162(m) to fail to so qualify under Code Section 162(m).

4.    Stock Available for Awards.

a.    Number of Shares. Subject to adjustment under Section 4(c), the aggregate number of shares of common stock of the Company (the "Common Stock") that may be the subject of Awards or issued pursuant to the Plan is one million (1,000,000). If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If an Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Award shall again be available for subsequent Awards under the Plan, and if shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than the price paid for such shares, such shares of Common Stock shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Notwithstanding anything to the contrary herein, Awards that may be settled solely in cash shall not be deemed to use any shares of Common Stock under the Plan.

b.    Per-Participant Limit. Subject to adjustment under Section 4(c), no Participant may be granted Stock Options, Restricted Stock or Other Stock-Based Awards denominated in shares of Common Stock during any one fiscal year of the Company to purchase more than three hundred thousand (300,000) shares of Common Stock. The aggregate amount of compensation to be paid to any one Participant in respect of all Other Stock-Based Awards denominated in dollars and Performance-Based Cash Awards, and granted to such Participant in any one fiscal year of the Company, shall not exceed $5,000,000 and any Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code.

c.    Adjustment to Common Stock. The existence of the Plan and the Awards shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or (vi) any other corporate act or proceeding. Subject to Section 9, in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or similar event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and purchase/exercise price per share subject to each outstanding Award, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding Award shall be adjusted by the Company (or substituted Awards may be made if applicable) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate or necessary to prevent substantial dilution or enlargement of the rights of Participants under the Plan. Notwithstanding the foregoing, (x) any adjustments made pursuant to this paragraph (c) to Awards that are considered “non-qualified deferred compensation” within the meaning of Code Section 409A shall be made in a manner intended to comply with the requirements of Section 409A; and (y) any adjustments made pursuant to this paragraph (c) to Awards that are not considered “non-qualified deferred compensation” subject to Code Section 409A shall be made in a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Code Section 409A or (B) comply with the requirements of Code Section 409A. Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to this paragraph (c) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

5.    Stock Options.

Appendix A (continued)

a.    General. The Committee may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws. Each Option will be evidenced by a Stock Option Agreement, consisting of a Notice of Stock Option Award and a Stock Option Award Agreement (collectively, a “Stock Option Agreement”).

b.    Incentive Stock Options. An Option that the Committee intends to be an incentive stock option (an "Incentive Stock Option") as defined in Section 422 of the Code, as amended, or any successor statute (“Section 422”), shall be granted only to an employee of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder. The Committee and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "Nonstatutory Stock Option" or "Nonqualified Stock Option."

c.    Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value of more than $100,000. The amount of Incentive Stock Options that exceed such $100,000 limitation shall be deemed to be Nonqualified Stock Options. For the purpose of this limitation, unless otherwise required by the Code or regulations of the Internal Revenue Service or determined by the Committee, Options shall be taken into account in the order granted, and the Committee may designate that portion of any Incentive Stock Option that shall be treated as Nonqualified Option in the event that the provisions of this paragraph apply to a portion of any Option. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.

d.    Exercise Price. The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement, provided, however, in no event may the per share exercise price be less than the Fair Market Value of the Common Stock on the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, then the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock on the date of grant. In the case of a grant of an Incentive Stock Option to any other Participant, the exercise price shall be no less than 100% of the Fair Market Value of the Common Stock on the date of grant.

e.    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Stock Option Agreement; provided that the term of any Incentive Stock Option may not be more than ten (10) years from the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the term of the Option shall be no longer than five (5) years from the date of grant.

f.    Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(g) and the Stock Option Agreement for the number of shares for which the Option is exercised.

g.    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Committee in its sole and absolute discretion:

i.    in cash or by check, bank draft or money order payable to the order of the Company (denominated in U.S. Dollars);

ii.    only if the Common Stock is then publicly traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker (that is reasonably acceptable to the Committee) to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker (that is reasonably acceptable to the Committee) to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

Appendix A (continued)

iii.    to the extent explicitly provided in the applicable Stock Option Agreement, by delivery of shares of Common Stock owned by the Participant valued at Fair Market Value; and

iv.    payment of such other lawful consideration as the Committee may determine.

Except as otherwise expressly set forth in a Stock Option Agreement, the Committee shall have no obligation to accept consideration other than cash or cash equivalent. The fair market value of any shares of the Company's Common Stock or other non-cash consideration that may be delivered upon exercise of an Option shall be determined in such manner as may be prescribed by the Committee.

h.    Acceleration, Extension, Etc. The Committee may, in its sole and absolute discretion, and in all instances subject to any relevant tax and accounting considerations that may adversely impact or impair the Company, (i) accelerate the date or dates on which all or any particular Options or Awards granted under the Plan may be exercised, or (ii) extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised or vest.

6.    Restricted Stock.

a.    Grants. The Committee may grant Awards of Restricted Stock entitling recipients to acquire shares of Common Stock. Subject to the provisions of the Plan, the Committee shall determine the eligible Participants to whom, and the time or times at which such Awards will be granted, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant, the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of such Awards. Without limiting the generality of the foregoing, the Committee shall also determine the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (if any) from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable Restriction Period (as defined below). The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A hereto) or such other factors as the Committee may determine, in its sole and absolute discretion, including to comply with the requirements of the “performance based” compensation exception under Section 162(m) of the Code. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under the Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement.

b.    Terms and Conditions. The Board shall determine the terms and conditions of any such Award of Restricted Stock. The purchase price of Restricted Stock, if any, shall be fixed by the Committee. The purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the American Railcar Industries, Inc. (the “Company”) 2005 Amended and Restated Equity Incentive Plan (Effective April 28, 2015) (the “Plan”), and an Award agreement entered into between the registered owner and the Company dated                     . Copies of such Plan and Award agreement are on file at the principal office of the Company.”

    Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable Restriction Period, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

c.    Objective Performance Goals, Formulae or Standards. Notwithstanding the foregoing, if an Award of Restricted Stock is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, and if the grant of such Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish

Appendix A (continued)

the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted (or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants) in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee (but in no event later than 90 days after the beginning of the applicable Performance Period), provided that the outcome of the Performance Goals is substantially uncertain at the time the Committee actually establishes the Performance Goals and, in each case, as permitted under Section 162(m) of the Code with regard to Restricted Stock that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code. With regard to Restricted Stock that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, the applicable performance target shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

7.    Other Stock-Based Awards.

a.    Grant.    The Committee shall have the right to grant Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock appreciation rights, stock equivalent units, restricted stock units, phantom stock awards or units, Performance Shares, Performance Units, deferred stock, deferred stock units, and awards valued by reference to book value of shares of Common Stock. Subject to the provisions of the Plan, the Committee shall, in its sole and absolute discretion, have authority to determine the Participants, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be subject to such Awards, and all other terms and conditions of the Awards. At the sole and absolute discretion of the Committee, other Stock-Based Awards may be settled in cash, in shares of Common Stock of equivalent value, or in some combination thereof. The Committee may condition the grant, vesting or payment of Other Stock-Based Awards upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole and absolute discretion, including to comply with the requirements of the “performance based” compensation exception under Section 162(m) of the Code.

b.     Objective Performance Goals, Formulae or Standards. Notwithstanding the foregoing, if an Other Stock-Based Award is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, and if the grant of such Other Stock-Based Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Other Stock-Based Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee (but in no event later than 90 days after the beginning of the applicable Performance Period), provided that the outcome of the Performance Goals is substantially uncertain at the time the Committee actually establishes the Performance Goals, and, in each case, as permitted under Section 162(m) of the Code with regard to an Other Stock-Based Award that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code. With regard to an Other Stock-Based Award that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, the applicable performance target shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

8.    Performance-Based Cash Awards.

a.    Grant of Awards.    The Committee shall have authority to determine the Participants to whom, and the time or times at which, Performance-Based Cash Awards shall be made, the dollar amount to be awarded pursuant to such Performance-Based Cash Award, and all other conditions for the payment of the Performance-Based Cash Award. Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance-Based Cash Award upon the attainment of specified performance goals (including the Performance Goals) established pursuant to paragraph (c)(iii) below and such other factors as the Committee may determine, including to comply with the requirements of Section 162(m) of the Code. The Committee may establish different Performance Goals for different Participants. Performance-Based Cash Awards that are intended to constitute “qualified performance-based compensation” (within the meaning of Code Section 162(m)) may be issued under the Company’s Management Incentive Program(s), as in effect from time to time.

b.    Individual Awards. Subject to paragraph (c)(iii) below, for any Participant the Committee may specify a targeted Performance-Based Cash Award for a Performance Period (each an “Individual Target Award”). An Individual Target Award may be expressed, at the Committee’s sole and absolute discretion, as a fixed dollar amount, a percentage of the Participant’s base pay, as a percentage of a bonus pool funded by a formula based on achievement of Performance Goals, or an amount determined pursuant to an objective formula or standard. The Committee’s establishment of an Individual Target Award for a Participant for a Performance Period shall not imply or require that the same level or any Individual Target Award be established for the Participant for any subsequent Performance Period or for any other Participant for that Performance Period or any subsequent Performance

Appendix A (continued)

Period. At the time the Performance Goals are established (as provided in paragraph (c)(iii) below), the Committee shall prescribe a formula to determine the maximum and minimum percentages (which may be greater or less than 100% of an Individual Target Award) that may be earned or payable based upon the degree of attainment of the applicable Performance Goals during the Performance Period. Notwithstanding anything else herein, the Committee may exercise negative discretion to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the performance goals.

c.    Terms and Conditions. Performance-Based Cash Awards shall be subject to the following terms and conditions:

i.    At the expiration of the applicable Performance Period, the Committee shall determine and certify in writing the extent to which the Performance Goals established pursuant to paragraph (c)(iii) below are achieved and, if applicable, the percentage of the Performance-Based Cash Award that has been vested and earned.

ii.    In the event of a Participant’s Disability (as defined in Section 22(e)(3) of the Code) or death, or in cases of special circumstances (to the extent permitted under Section 162(m) of the Code with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code), the Committee may waive in whole or in part any or all of the limitations imposed thereunder with respect to any or all of a Performance-Based Cash Award.

iii.    The Performance Goals for the earning of Performance-Based Cash Awards shall be established by the Committee in writing on or before the date the grant of Performance-Based Cash Award is made and while the outcome of the Performance Goals is substantially uncertain and that is permitted under Section 162(m) of the Code with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code. With regard to a Performance-Based Cash Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

iv.    Following the Committee’s determination and certification in accordance with subsection (i) above, the earned Performance-Based Cash Award amount shall be paid to the Participant or his or her legal representative, in accordance with the terms and conditions set forth in the Performance-Based Cash Award agreement. Notwithstanding the foregoing, the Committee may exercise negative discretion to pay an amount less than otherwise would be provided under the applicable level of attainment of the performance goals.

9.    General Provisions Applicable to Awards.

a.    Transferability of Awards. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, Stock Options shall be exercisable only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole and absolute discretion, that a Nonstatutory Option is transferable to a Family Member in whole or in part, and in such circumstances, and under such conditions as specified by the Committee. A Nonstatutory Option that is transferred to a Family Member pursuant to the preceding sentence (i) may not be transferred subsequently other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b.    Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Committee shall determine or as executed by an officer of the Company pursuant to authority delegated by the Committee. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.

c.    Committee Discretion. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

d.    Additional Award Provisions. The Committee may, in its sole and absolute discretion, include additional provisions in any Award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Awards, or such other provisions as shall be determined by the Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law.

Appendix A (continued)

e.    Termination of Status. The Committee shall determine the effect on an Award of the disability (as defined in Section 22(e)(3) of the Code), death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options; provided that the Committee shall make no determinations that would cause any outstanding Award that is intended to qualify as performance-based compensation under Code Section 162(m) to fail to so qualify under Code Section 162(m).

f.    Change in Control. Unless otherwise expressly provided in the applicable Award agreement, in connection with the occurrence of a Change in Control (as defined below), the Committee shall, in its sole and absolute discretion as to any outstanding Awards including any portions thereof (on the same basis or on different bases, as the Committee shall specify), take one or any combination of the following actions:

A.    make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change in Control, (y) shares of stock of the surviving or acquiring corporation or (z) such other securities as the Committee deems appropriate, the fair market value of which (as determined by the Committee in its sole and absolute discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Change in Control; provided that any assumption or substitution of any Incentive Stock Options shall be structured in a manner intended to comply with the requirements of Treasury Regulation §1.424-1 (and any amendments thereto);

B.    accelerate the date of exercise or vesting of such Awards;

C.    permit the exchange of such Award for the right to participate in any equity or incentive plan or other employee benefit plan of any successor corporation;

D.    provide for the repurchase of the Award for an amount equal to the difference of (i) the consideration received per share for the securities underlying the Award in the Change in Control minus (ii) the per share exercise price, if any, of such securities. Such amount shall be payable in cash for the property payable with respect to such securities in connection with the Change in Control. The value of any such property shall be determined by the Committee in its sole and absolute discretion; or

E.    provide for the termination of any such Awards immediately prior to a Change in Control; provided that no such termination will be effective if the Change in Control is not consummated.

g.    Change in Control Defined. For purposes of this Agreement, “Change in Control” means the consummation of any transaction (including, without limitation, any sale of stock, merger, consolidation or spin-off), the result of which is that any Person, other than Mr. Carl Icahn or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company. For purposes of the definition of Change in Control, the capitalized terms shall have the following meaning: “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. “Related Parties” means: (1) Mr. Carl Icahn, any spouse and any child, stepchild, sibling or descendant of Mr. Carl Icahn; (2) any estate of Mr. Carl Icahn or of any person under clause (1); (3) any person who receives a beneficial interest in any estate under clause (2) to the extent of such interest; (4) any executor, personal administrator or trustee who holds such beneficial interest in the Company for the benefit of, or as fiduciary for, any person under clause (1), (2) or (3) to the extent of such interest; and (5) any Person, directly or indirectly owned or controlled by Mr. Carl Icahn or any other person or persons identified in clause (1), (2), (3) or (4), and (6) any not-for-profit entity not subject to taxation pursuant to Section 501(c)(3) of the Code or any successor provision to which Mr. Carl Icahn or any person identified in clause (1), (2), or (3) above is a member of the Board of Directors or an equivalent governing body of, and is a senior officer or trustee, as the case may be, of any such entity. “Voting Stock” means any class or series of capital stock, or of an equity interest in an entity other than a corporation, that is (A) ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency or (B) in the case of an entity other than a corporation, ordinarily entitled to elect or appoint the governing body of such entity, without the occurrence of any additional event or contingency.

Appendix A (continued)

h.    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole and absolute discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the shares of Common Stock covered by the Option or other Award, including shares as to which the Option or other Award would not otherwise be exercisable, which exercise may in the sole and absolute discretion of the Committee, be made subject to and conditioned upon the consummation of such proposed transaction. In addition, the Committee may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option or other Award shall lapse as to all such shares of Common Stock, provided the proposed dissolution and liquidation takes place at the time and in the manner contemplated.

i.    Assumption of Awards Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

j.    Parachute Payments and Parachute Awards. Notwithstanding the provisions of Section 9(f) and in the sole and absolute discretion of the Company, if, in connection with a Change in Control described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code, if applicable), then the number of Awards that shall become exercisable, realizable or vested as provided in such Section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant. All determinations required to be made under this Section 9(j) shall be made by the Company.

k.    Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant and such action is expressly permitted herein, including, without limitation, Section 9(m).

l.    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

m.    Acceleration. The Committee may, without the Participant’s consent, at any time provide that any Options shall become immediately exercisable in full or in part, that any other Awards shall be free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. Notwithstanding the foregoing, the Committee shall not take any action that would cause any outstanding Award that is intended to qualify as performance-based compensation under Code Section 162(m) to fail to so qualify under Code Section 162(m)

10.    Withholding. The Company shall have the right to deduct from payments of any kind otherwise due to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes of any kind required by law to be withheld. Subject to the prior approval of the Company, which may be withheld by the Company in its sole and absolute discretion, a Participant may elect to satisfy such obligation, in whole or in part, (a) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or the issuance of shares of Common Stock subject to an Award or (b) by delivering to the Company shares of Common Stock already owned by the Participant. Any shares of Common Stock so delivered or withheld shall have a Fair Market Value equal to the statutorily required withholding obligation with regard to the applicable Participant as shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section may only satisfy his or her withholding obligation with shares of Common Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

11.    Forfeiture and Clawback of Awards

Appendix A (continued)

a.    Engagement or Employment Terminated for Cause. If the employment or engagement of any Participant is terminated "for Cause," any Award held by such Participant shall terminate, upon a determination of the Committee in its sole and absolute discretion that such Award shall so terminate, on the date of such termination. Upon any such determination by the Committee, any and all outstanding Awards (whether or not vested) held by such Participant shall be immediately forfeited, cancelled and terminated and any Option shall thereupon not be exercisable to any extent whatsoever, and the Company shall have the right to repurchase any shares of Common Stock, subject to a Restricted Stock or other Award whether or not such shares have vested, at the Participant’s initial purchase price. For purposes of this Section 11, "for Cause" shall be defined as follows: (i) if the Participant has executed an employment agreement, then the definition of “cause” contained therein, if any, shall govern, or (ii) conduct, as determined by the Committee, involving any one or more of the following: (a) misconduct or inadequate performance by the Participant that is injurious to the Company; (b) the commission of an act of embezzlement, fraud or theft, that results in economic loss, damage or injury to the Company; (c) the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier or other third party who has a business relationship with the Company) or the violation of any noncompetition or nonsolicitation covenant or assignment of inventions obligation with the Company; (d) the commission of an act that constitutes unfair competition with the Company or that induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company; (e) the indictment of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or that shall adversely affect the Participant's ability to perform such obligations; (f) the commission of an act of fraud or breach of fiduciary duty that results in loss, damage or injury to the Company; or (g) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause. The Committee may in its sole and absolute discretion waive or modify the provisions of this Section at a meeting of the Committee with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this Section.

b.    Recovery of Certain Awards. If the Committee, in its sole and absolute discretion, determines that (i) there has been misconduct or a gross dereliction of duty resulting in either a violation of law or Company policy or procedures, that, in either case, causes significant financial or reputational harm to the Company (or any of its Affiliates), and (ii) a Participant committed the misconduct/gross dereliction of duty, or failed in his or her responsibility to manage or monitor the applicable conduct or risk, then, to the extent not prohibited by applicable law, the Committee, in its sole and absolute discretion, may seek reimbursement from such Participant (and such Participant shall be obligated to repay) all or any portion of any payments made to such Participant in respect of any Award; provided, however, that the Committee may only seek such reimbursement in respect of payments made to a Participant within the three-year period preceding the date that the Committee makes a determination that there has been such misconduct or a gross dereliction of duty.
c.    Restatement. To the extent not prohibited by applicable law, if a Participant is an officer of the Company, or, if applicable, has otherwise been designated by the Board as an “officer” for purposes of Section 16 of the Exchange Act, the Committee may, in its sole and absolute discretion, seek reimbursement of any payment made to such Participant in respect of an Award in the event of a restatement of the Company’s (or any of its subsidiaries’) financial results (occurring due to material noncompliance with any financial reporting requirements under applicable securities laws) that reduced a previously granted payment made to such Participant in respect of such Award. In that event, the Committee may, in its sole and absolute discretion, seek to recover the amount of any such payment made to the Participant that exceeded the amount that would have been paid based on the restated financial results.
d.    Legal Requirement. If the Company subsequently determines that it is required by law to apply a “clawback” or alternate recoupment provision to any Award, under the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise, then such clawback or recoupment provision also shall apply to such Award, as if it had been included on the effective date of this Plan.
e.    Set-Off. To the extent not prohibited under applicable law, the Committee, in its sole and absolute discretion, will have the right to set off (or cause to be set off) any amounts otherwise due to a Participant from the Company in satisfaction of any repayment obligation of such Participant hereunder, provided that any such amounts are exempt from, or set off in a manner intended to comply with the requirements of Code Section 409A.

Appendix A (continued)

12.    Miscellaneous.

a.    Definitions.

i.“Affiliate” shall mean, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company that owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company and/or its Affiliates; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

ii.“Board” shall mean the Board of Directors of the Company.

iii.“Committee” shall mean (a) with respect to the application of the Plan to employees, officers, consultants and advisors of the Company and its Parents and Affiliates, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be (1) to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3; (2) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; and (3) as applicable, an “independent director” as defined under the rules of the Nasdaq Stock Market or other applicable stock exchange rules; and (b) with respect to the application of the Plan to non-employee directors of the Company or an Affiliate of the Company, the Board. Notwithstanding the foregoing, if and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

iv."Company," for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of American Railcar Industries, Inc., as defined in Section 424(f) of the Code (a "Subsidiary"), and any present or future parent corporation of American Railcar Industries, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term "Company" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole and absolute discretion.

v."Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

vi."Employee" for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company or any of its Affiliates.

vii.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Exchange Act shall also be a reference to any successor provision.

viii.“Fair Market Value” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, (a) (i) if the Common Stock is listed on any national securities exchange, the last reported sales price for the Company’s Common Stock (on such date) or the closing bid, if no sales were reported as quoted on such exchange as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (ii) the average of the closing bid and asked prices last quoted (on such date) by an automated quotation system sponsored by the Financial Industry Regulatory Authority, if the Common Stock is not reported on a national securities exchange, or (b) if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. Notwithstanding the foregoing, to the extent consistent with the requirements of Section 422 or 409A of the Code, as applicable, the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Common Stock is listed or traded. For purposes of the grant of any Award, the applicable date shall be the date as of which the Award is granted; provided that such date shall in no event be prior to the date the Committee makes the determination to grant the Award. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open. Notwithstanding the foregoing, if the Committee determines that such closing price does not properly reflect the

Appendix A (continued)

fair market value of a share of the Common Stock, the Fair Market Value shall be determined by the Committee using such method as it deems reasonable and consistent with the applicable requirements of the Code and the regulations issued thereunder, including without limitation the requirements of Section 422 or 409A of the Code, as applicable. If the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of a share of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 409A or Section 422 of the Code, as applicable.

ix.“Family Member” shall mean “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

x.“Other Stock-Based Award” shall mean an Award under Section 7 of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

xi.“Performance-Based Cash Award” shall mean a cash Award under Section 8 that is payable or otherwise based on the attainment of certain pre-established Performance Goals during a Performance Period.

xii.“Performance Goal” shall mean the performance goals described on Exhibit A. Notwithstanding anything herein to the contrary, the Committee may establish the same or different Performance Goals for any one or more types of Awards granted under the Plan (whether granted alone, in addition to or in tandem with other Awards).

xiii.“Performance Period” shall mean each fiscal year of the Company or such other period (as specified by the Committee) over which the attainment of Performance Goals is measured.

xiv.“Performance Share” shall mean an Other Stock-Based Award of the right to receive a number of shares of Common Stock or cash of an equivalent value at the end of a specified Performance Period.

xv.“Performance Unit” shall mean an Other Stock-Based Award of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both, at the end of a specified Performance Period.

xvi.“Restricted Stock” means an award of shares of Common Stock under this Plan that is subject to Section 6.

xvii.“Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act.
xviii.“Stock Option” or “Option” shall mean any Option to purchase shares of Common Stock granted to a Participant pursuant to Section 5.

b.    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment, service or any other relationship with the Company or its Affiliates. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c.    No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d.    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

e.    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the state of New York, without regard to any applicable conflicts of law.

f.    Confidentiality, Non-Compete and Non-Solicit. Each Participant agrees to execute and deliver to the Company a Confidentiality, Non-Compete and Non-Solicit Agreement in form and substance acceptable to the Company.

g.    Unfunded Status of Plan. The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Appendix A (continued)

h.    Other Benefits. No Award granted or paid under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except to the extent expressly set forth in any such retirement or other benefit plan.

i.    Death/Disability. The Committee may in its sole and absolute discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

j.    Successors/Severability. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

k.    Section 409A of the Code. Although the Company does not guarantee to a Participant the particular tax treatment of any Award, all Awards are intended to comply with, or be exempt from, the requirements of Section 409A of the Code and the Plan and any Award agreement shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it is intended to be paid in a manner that will comply with Section 409A of the Code. In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or for any damages for failing to comply with Section 409A of the Code. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

i.     A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean separation from service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Section 409A of the Code, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s separation from service or, if earlier, on the date of the Participant’s death.

ii.     With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, the settlement of such Award shall not occur until the earliest of (i) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (ii) the date such Award otherwise would be settled pursuant to the terms of the applicable Award agreement and (iii) the Participant’s “separation from service” within the meaning of Section 409A of the Code.

iii.     For purposes of Section 409A of the Code, a Participant’s right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments.

iv.     Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole and absolute discretion of the Company.

Appendix A (continued)

EXHIBIT A

PERFORMANCE GOALS

Performance Goals established for purposes of the grant and/or exercisability of Awards intended to be “performance-based” under Section 162(m) of the Code shall consist of objective tests based on one or more of the following (“Performance Goals”), to the extent permitted under Section 162(m) of the Code: sales, free cash flow, revenue, pre-tax or after-tax profit levels, earnings per share, operating earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; operating income including joint venture earnings (or loss) and other income (or loss), adjusted to exclude stock based compensation expense (or income), and before interest, taxes, depreciation, and amortization; total stockholder return; return on assets, tangible assets, equity, capital or investment, cash flow and cash flow return on investment, cash flow before interest and financing, value cash flow, economic value added and economic profit; growth in earnings per share, debt to equity ratio, market share, price per share of Common Stock, economic value added and market value added; levels of capital expenditures, sales general and administrative expense, operating expense and maintenance expense, safety, railcar shipments, product shipment levels, new business bookings, productivity, restructuring, measures of customer satisfaction and/or customer service, as determined from time to time including the relative improvement therein; or such similar objectively determinable financial or other measures as may be adopted by the Committee in its sole and absolute discretion.

The criteria selected by the Committee may relate to the performance of the Company as a whole or upon the performance of an Affiliate, business unit, division or department or any combination thereof and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or combination thereof, or other standard selected by the Committee. The criteria selected by the Committee shall be calculated in accordance with (a) the Company’s financial statements or (b) generally accepted accounting principles or (c) any other methodology established by the Committee prior to the issuance of an Award. A Performance Goal may include a threshold level of performance below which no payout or vesting will occur, target levels of performance at which a full payout or full vesting will occur, and/or a maximum level of performance at which a specified additional payout or vesting will occur. Performance Goals may differ among Participants, including among similarly situated Participants. Performance Goals shall be subject to certification by the Committee. To the extent permitted under Section 162(m) of the Code, unless the Committee otherwise determines, in its sole and absolute discretion, the Committee shall disregard and exclude the impact of the following items, events, occurrences or circumstances: (i) restructurings, discontinued operations, disposal of a business, extraordinary items, and other unusual or non-recurring charges, events or circumstances, (ii) an event either not directly related to the operations of the Company (or a subsidiary, division or other operational unit of the Company) or not within the reasonable control of the Company’s management, (iii) the operations of any business acquired by the Company (or a subsidiary, division or other operational unit of the Company), or (iv) a change in accounting standards required by generally accepted accounting principles.  To the extent permitted under Section 162(m) of the Code, the Committee may also adjust the Performance Goals to reflect other items, events, occurrences or circumstances or disregard or exclude the impact of such items, events, occurrences or circumstances. Once a Performance Goal is established, the Committee shall have no discretion to increase the amount of compensation that would otherwise be payable to a recipient upon attainment of a Performance Goal; provided, however, that the Committee shall retain “negative discretion” to adjust bonus payments as permitted by Section 162(m) of the Code and Treasury Regulations issued thereunder.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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M93098-P66228

The undersigned shareholders of American Railcar Industries, Inc., a North Dakota corporation (the "Company"), hereby appoint SungHwan Cho and Yevgeny Fundler, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at Embassy Suites, 2 Convention Center Plaza, St. Charles, Missouri 63303, on Tuesday, June 9, 2015 at 1:00 P.M., local time, and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting of Shareholders in accordance with the instructions on the reverse side and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

AMERICAN RAILCAR INDUSTRIES, INC.
100 CLARK STREET
ST. CHARLES, MO 63301

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M93097-P66228

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN RAILCAR INDUSTRIES, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. SungHwan Cho	☐	☐	☐
1b. James C. Pontious	☐	☐	☐
1c. J. Mike Laisure	☐	☐	☐
1d. Harold First	☐	☐	☐
1e. Hunter Gary	☐	☐	☐
1f. Andrew Roberto	☐	☐	☐
1g. Courtney Mather	☐	☐	☐

	For	Against	Abstain
2. To vote on a non-binding advisory resolution to approve our executive compensation.	☐	☐	☐
3. To vote on a resolution to approve our 2005 Equity Incentive Plan, as amended and restated.	☐	☐	☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date